SCHEDULE 14A INFORMATION
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Veraz Networks, Inc.

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Questions And Answers About This Proxy Material And Voting
Proposal 1 Election Of Directors
Information Regarding The Board Of Directors And Corporate Governance
Proposal 2 Approval of an Amendment to the 2006 Equity Incentive Plan
Proposal 3 Ratification Of Selection Of Independent Registered Public Accounting Firm
Security Ownership Of Certain Beneficial Owners And Management
Section 16(a) Beneficial Ownership Reporting Compliance
Executive Officers of the Company
Executive Compensation
Director Compensation
Transactions With Related Persons
Householding of Proxy Materials
Other Matters
Appendix A

VERAZ NETWORKS, INC.
926 Rock Avenue
San Jose, CA 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 30, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Veraz Networks, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 30, 2008 at 10:00 a.m. local time at our executive offices located at 926 Rock Avenue, San Jose, CA 95131, for the following purposes:

1. To elect two directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve an amendment of the Veraz Networks, Inc. 2006 Equity Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, (ii) increase the initial grant of options to purchase shares of common stock to the Company’s non-employee directors from 15,000 to 25,000 shares, and (iii) increase the annual grant of options to purchase shares of common stock to the Company’s non-employee directors from 5,000 to 20,000 shares.

3. To ratify the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of Veraz Networks, Inc. for its fiscal year ending December 31, 2008.

4. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is March 31, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Albert J. Wood
Albert J. Wood
Secretary

San Jose, California
April 28, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

VERAZ NETWORKS, INC.
926 Rock Avenue
San Jose, CA 95131

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
May 30, 2008

Questions And Answers About This Proxy Material And Voting

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of Veraz Networks, Inc. (the “Company” or “Veraz”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

The Company intends to mail this proxy statement and accompanying proxy card on or about April 28, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 31, 2008 will be entitled to vote at the annual meeting. On this record date, there were 41,839,624 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 31, 2008 your shares were registered directly in your name with Veraz’s transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 31, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified;

•	Approval of an amendment to the Veraz Networks, Inc. 2006 Equity Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, (ii) increase the initial grant of options to purchase shares of common stock to the Company’s non-employee directors from 15,000 to 25,000 shares, and (iii) increase the annual grant of options to purchase shares of common stock to the Company’s non-employee directors from 5,000 to 20,000 shares; and

•	Ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of Veraz Networks, Inc. for its fiscal year ending December 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 29, 2008 to be counted.

•	To vote on the Internet, go to http://www.proxyvoting.com/vraz to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on May 29, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Veraz Networks, Inc. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 31, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, “For” an amendment to the Veraz Networks, Inc. 2006 Equity Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, (ii) increase the initial grant of options to purchase shares of common stock to the Company’s non-employee directors from 15,000 to 25,000 shares, and (iii) increase the annual grant of options to purchase shares of common stock to the Company’s non-employee directors from 5,000 to 20,000 shares, and “For” the ratification of the Audit Committee’s selection of KPMG LLP as the independent registered public accounting firm of Veraz Networks, Inc. for its fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Veraz’s Secretary at 926 Rock Avenue, San Jose, CA 95131.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2008, to our Corporate Secretary at 926 Rock Avenue, San Jose, CA 95131. However, if our annual meeting of stockholders is not held between April 30, 2009 and June 29, 2009, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, the proposal must be received by our Corporate Secretary at 926 Rock Avenue, San Jose, CA 95131, between January 30, 2009 and March 1, 2009; provided, however, that if our annual meeting of stockholders is not held between April 30, 2009 and June 29, 2009, then the proposal must be received by our Corporate Secretary not earlier than one hundred twenty (120) days prior to such annual meeting and not later than ninety (90) days prior to such annual meeting or ten (10) days following the day on which public announcement of the date of such annual meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

•	For the election of directors, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, Proposal No. 2, approval of an amendment to the Veraz Networks, Inc. 2006 Equity Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, (ii) increase the initial grant of options to purchase shares of common stock to the Company’s non-employee directors from 15,000 to 25,000 shares, and (iii) increase the annual grant of options to purchase shares of common stock to the Company’s non-employee directors from 5,000 to 20,000 shares, must receive a “For” vote from the majority of shares voting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 3, ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of Veraz Networks, Inc. for its fiscal year ending December 31, 2008, must receive a “For” vote from the majority of shares voting either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 41,839,624 shares outstanding and entitled to vote. Thus, the holders of 20,919,813 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the votes present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal year ending December 31, 2008.

Proposal 1

Election Of Directors

Veraz’s Board of Directors (the “Board”) is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board presently has seven members. There are two directors in the class whose term of office expires at the 2008 Annual Meeting of Stockholders. Each of the nominees has been nominated for election by the Board upon recommendation by the Nominating Committee of the Board. Each of the nominees listed below is currently a director of the Company, but only Mr. Nahumi was previously elected by the stockholders. In November 2007, the Company’s Board appointed Mr. West to the Board upon the recommendation of the Nominating Committee. Mr. West was recommended to the Nominating Committee for recommendation for election to the Board by a non-management director of the Company. If elected at the annual meeting, each of these nominees would serve until the 2011 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s death, resignation or removal. The Company encourages directors and nominees for director to attend the annual meeting. This is the Company’s first annual meeting of stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Veraz. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election for a Three-year Term Expiring at the 2011 Annual Meeting of Stockholders

Dror Nahumi

Dror Nahumi, age 45, has been a member of the Board since November 2004. Mr. Nahumi has been with ECI Telecom Ltd., a supplier of networking infrastructure for carrier and service provider networks, since June 2004. He was nominated to the position of Executive Vice President and Chief Strategy Officer of ECI Telecom Ltd. in January 2006. From May 2002 to February 2004, Mr. Nahumi was the CEO of Axonlink, an optical components company. During the period of July 1997 to January 2001, Mr. Nahumi served in the positions of General Manager, and later as President of I-Link, a software solution provider. Mr. Nahumi joined I-Link after the acquisition of MiBridge, a VoIP software company that he founded and managed. Before founding MiBridge, Mr. Nahumi was a research engineer at AT&T Bell Labs, a technology company.

W. Michael West

W. Michael West, age 58, has been a member of the Board since November 2007. Mr. West has served as a director of Extreme Networks, Inc., a provider of network infrastructure solutions and services, since August 30, 2006 and as its chairman of the board of directors from September 2004 until October 2006. From June 2003 to July 2004, Mr. West served as director of Larscom Incorporated, a telecommunications equipment provider. From April 2002 to June 2003, Mr. West served as Chief Executive Officer of VINA Technologies, Inc., a telecommunications equipment provider, and served as its chairman of the board of directors from June 1999 to June 2003. From September 1997 to January 1998, Mr. West served as Executive Vice President for Lucent Technologies, a communications company. From February 1995 to July 1997, Mr. West was President, Chief Operating Officer and a director of Octel Communications, a telecommunications equipment provider, after having served as an Executive Vice President from September 1986 to February 1995. Mr. West held multiple positions at Rolm Corp, a telecommunications company, from 1979 to September 1986, most recently as general manager of the National Sales Division.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

Douglas A. Sabella

Douglas A. Sabella, age 50, has served as our President, Chief Executive Officer and a member of the Board since December 2004. From July 2003 to May 2004, Mr. Sabella was Chief Operating Officer of Terayon, Inc., a network equipment company. From March 2001 to April 2003, Mr. Sabella was President and Chief Operating Officer and a member of the board of directors for Tumbleweed Communications Corp., a provider of e-mail security software. From February 2000 to March 2001, Mr. Sabella was the President and Chief Executive Officer of Bidcom, Inc., a provider of collaboration software. From 1985 to February 2000, Mr. Sabella held various senior management positions at Lucent Technologies, a provider of telecommunications equipment.

Giora Bitan

Giora Bitan, age 54, has been a member of the Board since December 2002. Mr. Bitan is the Managing General Partner at Paolim Venture Partners, a late stage Israeli venture capital fund. From August 2002 until July 2007, Mr. Bitan served as Executive Vice President and Chief Financial Officer for ECI Telecom Ltd., a supplier of networking infrastructure for carrier and service provider networks. From October 1997 to March 2002, Mr. Bitan was a General Partner at Giza Venture Capital, an Israeli venture capital firm, where he focused on investments in the areas of communications and software and served on the boards of numerous portfolio companies. Between 1982 and 1996, Mr. Bitan was with Scitex Corporation, a leading global provider of electronic pre-press and digital printing technologies, as its Executive Vice President and Chief Financial Officer.

Pascal Levensohn

Pascal N. Levensohn, age 47, has been a member of the Board since November 2001. Mr. Levensohn is the Founder and Managing Partner of San Francisco-based Levensohn Venture Partners LLC, a venture capital firm focusing on investing in early stage software, semiconductor and communications companies, which he founded in 1996. Mr. Levensohn also currently serves on the following operating private company boards: ShotSpotter, a gunshot location and detection solutions provider; Reconnex, a data loss prevention security appliance company; Akros Silicon, a power over ethernet semiconductor solutions provider; and Ubicom, Inc., a microprocessor company that develops processors specifically architected to deliver multimedia content for the digital home. He also serves as the chairman of the board of directors of Consolidated IP Holdings, Inc., a company holding rights to various intellectual property portfolios in the telecommunications industry. Mr. Levensohn is a director of the National Venture Capital Association.

Directors Continuing in Office Until the 2010 Annual Meeting of Stockholders

Bob L. Corey

Bob L. Corey, age 56, has been a member of the Board since May 2006. Mr. Corey has been an independent management consultant since January 2006. From May 2003 to January 2006, he served as Executive Vice President and Chief Financial Officer of Thor Technologies, Inc., a provider of enterprise provisioning software that was acquired by Oracle Corporation in November 2005. From May 2000 to August 2002, prior to joining Thor Technologies, Inc., Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software. From May 1998 to April 2000, Mr. Corey served as Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, and in February 1999, Mr. Corey was elected to its board of directors. Mr. Corey also serves on the board of directors of Extreme Networks, Inc., a provider of network infrastructure solutions and services, Interwoven, Inc., a provider of enterprise content management solutions and AmberPoint, Inc., a provider of service oriented architecture management software.

Promod Haque

Promod Haque, age 60, has served as the chairman of the Board since July 2001. Mr. Haque has been a Managing Partner of Norwest Venture Partners since 1990, focusing on investments in semiconductor and components, systems software and services. Mr. Haque also serves on the board of directors of Adventity, a provider of Knowledge Process Outsourcing to the Financial Services Industry, AmberPoint, Inc., a provider of service oriented architecture visibility, management and security software, Cast Iron Systems, Inc., a provider of integration appliances, Cyan Optics, a provider of advanced technology systems for communication service provider networks, FireEye, Inc., a provider of network access control solutions and services, Persistent Systems, a provider of outsourced software product development, Sulekha Private Ltd., an online interactive website for Indian communities worldwide, Sonoa Systems, Inc., a provider of IT infrastructure solutions and services, Veveo.TV, Inc., a provider of content solutions and services to carriers and service providers, Virtela Communications, Inc., a provider of virtual network operating company, and Yatra, an Indian online travel company.

Information Regarding The Board Of Directors And Corporate Governance

Independence of the Board of Directors

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with Veraz’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Corey, Mr. Haque, Mr. Levensohn, Mr. Bitan and Mr. West. Morgan Jones was a member of our Board from December 2002 through January 17, 2007 on which date he resigned. Mr. Jones was an independent director within the meaning of the applicable Nasdaq listing standards. In making its determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Sabella, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company. Mr. Nahumi is not an independent director by virtue of his employment with ECI Telecom Ltd. (“ECI”).

Meetings of the Board of Directors

The Board met ten times during 2007. All directors, except Mr. Bitan, attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2007 for each of the Board committees:

Corporate
Name	Audit		Compensation		Nominating		Governance

Giora Bitan			X
Bob L. Corey	X	*			X		X
Promod Haque	X		X	*	X	*
Pascal Levensohn	X		X				X	*
Dror Nahumi(1)					X
Douglas A. Sabella
W. Michael West(2)			X		X		X
Total meetings in fiscal 2007	6		7		2		2

*	Committee Chairperson

(1)	Mr. Nahumi ceased to be a member of the Nominating Committee as of March 31, 2008.

(2)	Mr. West was elected to the Board on November 29, 2007 and was appointed to serve on our Compensation Committee, our Nominating Committee and our Corporate Governance Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that, except as specifically described below, each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the engagement of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent registered accounting firm, including reviewing the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee is composed of three directors: Messrs. Corey, Haque and Levensohn. The Audit Committee met six times during 2007. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.veraznetworks.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Mr. Corey qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Corey’s level of knowledge and experience based on a number of factors, including his formal education and experience as a senior executive officer with financial oversight functions.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management of the Company. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee

Bob L. Corey
Promod Haque
Pascal Levensohn

Compensation Committee

The Compensation Committee is composed of four directors: Messrs. Bitan, Haque, Levensohn and West. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met seven times during 2007. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.veraznetworks.com.

The Compensation Committee of the Board acts on behalf of the Board to review and approve the Company’s overall compensation strategy and policies, including:

•	review and approve corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management;

•	recommend to the Board for approval the compensation plans and programs for the Company;

•	establish policies with respect to equity compensation arrangements;

•	review and approve the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for the Company’s executive officers and other senior management;

•	recommend to the Board for determination and approval the compensation and other terms of employment of the Company’s chief executive officer and evaluate the chief executive officer’s performance in light of relevant corporate performance goals and objectives;

•	review and approve the individual and corporate performance goals and objectives of the Company’s other senior management;

1 The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

•	recommend to the Board for determination and approval the compensation and other terms of employment of the other executive officers or senior management;

•	recommend to the Board the adoption, amendment and termination of the Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans and similar programs and administer these plans; and

•	review and establish appropriate insurance coverage for the Company’s directors and executive officers.

Commencing this year, the Compensation Committee also began to review with management the Company’s Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

The Compensation Committee of the Board determines and recommends compensation awards for our executive officers. The processes used by the Compensation Committee for the consideration and determination of executive officer and director compensation consist of the following:

•	regular meetings of the Compensation Committee to review and evaluate compensation matters; and

•	analyzing third party survey data in connection with evaluation of compensation matters.

The Compensation Committee meets as often as it deems necessary and appropriate, but not less frequently than once each year to review the compensation and awards of the executive officers and other employees of the Company, and otherwise perform its duties under its charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the chief executive officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The chief executive officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Compensation Committee to discharge his or her responsibilities hereunder. The Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisors and consultants. In particular, the Compensation Committee has sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at the Company’s expense. The Compensation Committee has the authority to incur other reasonable expenditures for external resources that the Committee deems necessary or appropriate in the performance of its duties. The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board to grant stock awards under the Company’s equity incentive plans to persons who are not (a) “Covered Employees” under Section 162(m) of the Code; (b) individuals with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) then subject to Section 16 of the Exchange Act.

The Compensation Committee purchased a third-party compensation survey that provides industry data to better inform its determination of the key elements of our compensation program. In setting compensation, the Compensation Committee has not historically reviewed the elements of its compensation as a whole. Instead, our Compensation Committee has endeavored to (1) set a base salary as low as reasonably possible while still attracting and retaining quality talent, (2) set variable compensation at a level such that annual cash compensation assuming achievement of aggressive corporate and individual goals will be consistent with the 50th to 75th percentile of annual cash compensation at comparable companies, (3) offer a competitive benefits package, and (4) ensure employees have a meaningful equity stake in the Company so that when shareholder value is created, employees share in that value creation.

To provide additional information to support the Compensation Committee’s compensation decisions, our chief executive officer typically provides annual recommendations to the Compensation Committee and discusses with the Board the compensation and performance of all named executive officers, excluding himself. Our chief executive officer bases his recommendations in part upon annual performance reviews of our named executive officers. The Compensation Committee evaluates our chief executive officer’s performance reviews of our named executive officers and provides input to the chief executive officer regarding such reviews. Our chief executive officer’s compensation is determined by the Compensation Committee, which analyzes our chief executive officer’s performance.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of Messrs. Bitan, Haque, Levensohn and West. Prior to establishing the Compensation Committee, our Board as a whole made decisions relating to compensation of our executive officers. No current member of our Compensation Committee has been an officer or employee of ours. No member of our Board or our Compensation Committee serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Giora Bitan has been a member of our Board since December 2002 and is a member of our Compensation Committee. Mr. Bitan served as Executive Vice President and Chief Financial Officer for ECI between August 2002 and February 2007, when he resigned. We maintain extensive relations with ECI as described below.

As a result of the acquisition of Veraz Networks Ltd. and Veraz Networks International in December 2002, at December 31, 2007, ECI held approximately 27% of the Company’s outstanding common stock (23% assuming full dilution).

We are the exclusive worldwide distributor of a line of voice compression telecommunications products, or Digital Circuit Multiplication Equipment (“DCME”), for ECI under the DCME Master Manufacturing and Distribution Agreement (“DCME Agreement”), which was executed in December 2002, and certain agreements relating to third party intellectual property and quality assurance and quality control services. Under the DCME Agreement, ECI manufactures or subcontracts the manufacture of all DCME equipment sold by us and also provides certain supply, service and warranty repairs. The DCME Agreement is automatically renewed for successive one-year periods unless earlier terminated and was renewed for the period ending December 31, 2007. The DCME Agreement may only be terminated by ECI in the event we project DCME revenues of less than $1.0 million in a calendar year, we breach a material provision of the agreement and fail to cure such breach within 30 days, or we become insolvent. Total DCME equipment purchases by us for service provider customers during 2007 were approximately $7.9 million. For each DCME product that we sell, we pay ECI a percent of our revenue. The percentage was approximately 36% in 2007.

The DCME Agreement also provided for us to function as ECI’s collection agent for certain specified DCME related receivables that were outstanding as of September 30, 2002. Collection fees earned in the year ended December 31, 2007 were approximately $113,000.

Through 2005, ECI also acted as the sole source supplier for our I-Gate line of media gateways, as governed under the VoIP Master Manufacturing and Distribution Agreement (“VoIP Agreement”), which was executed in December 2002 and was effective through December 31, 2005. Under the VoIP Agreement, ECI was responsible for the manufacture of I-Gate media gateways as we placed purchase orders. Total purchases by us under the VoIP agreement during 2007 were approximately $175,000. Amounts paid to ECI under the VoIP Agreement were determined in arms-length negotiations and are substantially similar to the amounts we have paid to other third parties for manufacturing. Since 2006, we purchase raw material and components to our I-Gate line of media gateways, under binding purchase orders, from an unrelated third party.

We have historically contracted with ECI for the use of certain of its Asian and European subsidiaries for selling and support activities, including for the use of office space and certain employee related expenses. We record revenue related to sales to the subsidiaries either on a sell-in basis or when a binding sales agreement with an end-user has been made, depending on our experience with the individual integrator or reseller. Revenues generated from sales under these arrangements were approximately $23.9 million in 2007. We also reimburse these subsidiaries for certain operating expenses, such as local sales and marketing support. We have also contracted with ECI and certain of its Asian and European subsidiaries for local support, technology and administrative services.

We have appointed ECI as an agent for selling IP and DCME products and services in Russia and other countries from the former Soviet Union. We compensate ECI for agent services in Russia by paying a commission based on sales. Further, prior to 2007, we had appointed ECI 2005, an affiliate of ECI, as a partner to provide services directly to customers in Russia. Our Russian customers could purchase installation, training and maintenance services from ECI 2005. To the extent ECI 2005 needed assistance in providing installation, training and maintenance services to its customers in Russia, ECI 2005 could purchase these services from us. We also reimbursed ECI 2005 for the costs associated with the services activity. One employee of ECI serves on our Russian advisory committee.

Total commission payments made to ECI for sales were approximately $2.0 million for fiscal 2007. In 2007, we received from ECI 2005 approximately $200,000 for services rendered. We reimbursed ECI approximately $1.9 million for costs associated with services and marketing during 2007.

We subleased office space from ECI in Fort Lauderdale, Florida during the year ended December 31, 2007 and paid aggregate rent during such year of approximately $132,000. We currently sublease this office space from ECI for a monthly rent of approximately $11,000. The rent is subject to an increase pursuant to the terms of the sublease agreement. Approximately 13% of the office space has a lease term that expires in September 2011 and the remainder expires per its terms on January 31, 2008, subject to our option for extension on an annual basis through September 2011. Additionally, we sublease office space from ECI in Moscow and paid $180,000 for this space during 2007.

We entered into a memorandum of understanding in June 2006 with ECI regarding the payment allocation of certain fees, costs, settlement amounts and other payments relating to a complaint filed against ECI by a former employee. The former employee had performed services for both us and ECI. Pursuant to this agreement, we agreed to pay 75% of such expenses and ECI agreed to pay 25% of such expenses. In May 2007, the complaint was settled by the parties and settlement costs were allocated based on the agreement.

Promod Haque has served as chairman of our Board since July 2001 and is a member of our Compensation Committee. Mr. Haque has served as a Managing Partner of Norwest Venture Partners since 1990 and serves on the board of directors of Persistent Systems Pvt. Ltd. (“Persistent”).

On October 1, 2003, we entered into a Contractor Agreement with Persistent (“Contractor Agreement”). Under the Contractor Agreement, Persistent provided independent contract research and development employees located at Persistent’s facility in Pune, India. At the end of the initial two-year period of the Contractor Agreement, we exercised our option under the contract to convert some of the Persistent employees performing services under the Contractor Agreement into full-time Veraz employees. Mr. Haque was not a member of the board of directors of Persistent when we entered into the Contractor Agreement with Persistent. Prior to selecting Persistent as our contractor, we solicited quotes and proposed terms from several vendors and reviewed those vendors based on a variety of criteria. We negotiated the terms and conditions with Persistent and based on that negotiation and a comparison of terms offered by other vendors, we believe that our agreement with Persistent was entered into on an arms-length basis.

In May of 2006, we entered into an addendum to the Contractor Agreement formalizing the transfer arrangements of certain employees of Persistent during the period ending in December 2006. In November of 2005, Promod Haque, our Chairman, joined the board of directors of Persistent when Norwest Venture Partners, with whom Mr. Haque is affiliated, made an equity investment in Persistent that resulted in Norwest owning greater than 10% of Persistent’s outstanding capital stock. During the year ended December 31, 2007, we incurred related party research and development expenses to Persistent under the Contractor Agreement of $1.9 million. As of December 31, 2007, we had related party payables to Persistent in the amount of approximately $360,000.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2007.

Compensation Committee

Giora Bitan
Promod Haque
W. Michael West
Pascal Levensohn

Nominating Committee

The Nominating Committee of the Board is responsible for:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board;

•	considering recommendations for Board nominees and proposals submitted by stockholders and establishing any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board;

•	reviewing, discussing and assessing the performance of the Board, including Board committees;

•	making recommendations to the Board regarding the chairmanship and membership of the committees of the Board; and

•	reviewing the compensation paid to non-employee directors for their service on the Board and its committees and recommending any changes for approval by the Board.

The Nominating Committee is composed of three directors: Messrs. Corey, Haque and West. The Board has determined that Messrs. Corey, Haque, and West are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating Committee met two times during the fiscal year. The Nominating Committee has adopted a written charter, which can be found on our website at www.veraznetworks.com.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time.

2 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In fiscal 2007, the Nominating Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 926 Rock Avenue, San Jose, CA 95131, at least 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating Committee has not received any such submission from a stockholder.

Corporate Governance Committee

The Corporate Governance Committee of the Board is responsible for overseeing all aspects of the Company’s corporate governance functions and making recommendations to the Board regarding corporate governance issues. For this purpose, the Corporate Governance Committee performs several functions, including:

•	developing a set of corporate governance principles for the Company;

•	overseeing and reviewing the processes and procedures used by the Company to provide information to the Board and its committees; and

•	reviewing with the chief executive officer the plans for succession to the offices of the Company’s chief executive officer and making recommendations to the Board.

The Corporate Governance Committee is composed of three directors: Messrs. Corey, West and Levensohn. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Corporate Governance Committee met two times during the fiscal year. The Corporate Governance Committee has adopted a written charter, which can be found on our website at www.veraznetworks.com.

Stockholder Communications With The Board Of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 926 Rock Avenue, San Jose, CA, 95131. Our Corporate

Secretary will review each communication and distribute such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly unsuitable, in which case, the material will be excluded, with the provision that any communication that is filtered out shall be made available to any non-management director upon request. Further information is available on the Company’s website at www.veraznetworks.com.

Code Of Conduct and Ethics

The Company has adopted the Veraz Networks, Inc. Code of Conduct and Ethics that applies to all officers, directors and employees. The Code of Conduct and Ethics is available on our website at www.veraznetworks.com. If the Company makes any substantive amendments to the Code of Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Proposal 2

Approval of an Amendment to the 2006 Equity Incentive Plan

We are hereby requesting stockholder approval of an amendment to our 2006 Equity Incentive Plan, or the 2006 Plan, to effect the following changes:

•	Add an additional 1,200,000 shares to the number of shares of common stock issuable under the 2006 Plan;

•	Change the number of stock options granted automatically to new and continuing non-employee Board members under the 2006 Plan as follows:

•	Increase the number of shares subject to the initial grant from 15,000 to 25,000 shares; and

•	Increase the number of shares subject to the annual grant from 5,000 to 20,000 shares.

In April 2008, the Board adopted the proposed amendment, subject to stockholder approval at the annual meeting. The proposed amendment will ensure that a sufficient number of shares will remain available for issuance under the 2006 Plan, and allow us to provide a more competitive equity compensation package for our non-employee Board members.

The Board adopted the amendment to ensure that we can continue to utilize a broad array of equity incentives in order to secure and retain the services of our and our affiliates’ employees, consultants, and directors, and to provide incentives for such persons to exert maximum efforts toward our success. By providing a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards, the Board seeks to align the long-term compensation and interests of those individuals with our stockholders. The proposed amendment to the non-discretionary grant program is essential to our continuing efforts to attract and retain qualified and experienced individuals to serve as members of the Board at a time when their responsibilities and obligations are increasing as a result of recent changes in the law.

The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy and entitled to vote at the annual meeting, will be required to approve the amendment to the 2006 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Should the stockholders fail to approve the amendment to the 2006 Plan, the 2006 Plan will continue to remain in effect.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

The terms and provisions of the 2006 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2006 Plan. The 2006 Plan has been filed with the SEC as an appendix to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2006 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to Veraz Networks, Inc., Attn: Corporate Secretary, 926 Rock Avenue, San Jose, California 95131.

General

The 2006 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, and performance stock awards, referred to collectively as stock awards.

Incentive stock options granted under the 2006 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2006 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Administration

The Board administers the 2006 Plan. Subject to the provisions of the 2006 Plan, the Board has the authority to determine the provisions of each stock award granted, the number of shares subject to each stock award, and the time or times a participant is permitted to receive stock or cash pursuant to a stock award. The Board has the power to accelerate the vesting and exercisability of a stock award. As administrator of the 2006 Plan, the Board has the authority to construe and interpret its provisions. All stock options granted to non-employee Board members under the non-discretionary grant program are made in strict compliance with the express provisions of that program.

Our Board has the authority to delegate some or all of the administration of the 2006 Plan (except the non-discretionary grant program) to a committee or committees composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

For this purpose, a “non-employee director” generally is a director who does not receive remuneration from us other than compensation for service as a director (except for amounts not in excess of specified limits provided by Rule 16b-3 under the Exchange Act). An “outside director” generally is a director who is neither our current or former officer nor our current employee, does not receive any remuneration from us other than compensation for service as a director, and is not employed by and does not have ownership interests in an entity that receives remuneration from us (except within specified limits applicable under regulations issued pursuant to Section 162(m) of the Code).

The 2006 Plan also permits the delegation of authority to one or more executive officers to make grants to eligible officers and employees, although an executive officer may not make grants to himself or herself. In accordance with the provisions of the 2006 Plan, the Board has delegated administration of the 2006 Plan to the Compensation Committee. As used herein with respect to the 2006 Plan, the “Board” refers to any committee appointed by the Board, any subcommittee thereof, as well as the Board itself.

The Board has the authority to (a) reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right; (b) cancel any outstanding option or stock appreciation right and to grant in exchange one or more of the following: (1) new options or stock appreciation rights covering the same or a different number of shares of common stock, (2) new stock awards, (3) cash, and/or (4) other valuable consideration; or (c) engage in any action that is treated as a repricing under generally accepted accounting principles.

Stock Subject to the 2006 Plan

Subject to this Proposal, the maximum number of shares of common stock available for issuance as of December 31, 2007 under the 2006 Plan is 1,282,815. This share reserve consists of (a) 82,815 shares currently reserved for issuance under the 2006 Plan, plus (b) 1,200,000 shares subject to stockholder approval at the annual meeting. The number of shares reserved for issuance will increase from time to time by the number of shares issuable pursuant to our 2001 Equity Incentive Plan, or the 2001 Plan, as of the time of our initial public offering and that, but for the termination of the 2001 Plan, would have reverted to the share reserve under the 2001 Plan. In addition, the number of shares of common stock reserved for issuance under the 2006 Plan increases automatically on each January 1st, from January 1, 2009 through January 1, 2016 by an amount equal to the lesser of (a) 3% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year, or (b) a number of shares determined by our Board, but not in excess of 3,000,000 shares.

The following types of shares issued under the 2006 Plan may again become available for the grant of new awards under the 2006 Plan: (a) stock that is forfeited to or repurchased by us prior to becoming fully vested; (b) shares withheld to satisfy income and employment withholding taxes; (c) shares used to pay the exercise price of an option in a net exercise arrangement; (d) shares tendered to us to pay the exercise price of an option; and (e) shares that are cancelled pursuant to an exchange or repricing program. In addition, if a stock award granted under the 2006 Plan expires or otherwise terminates without being exercised in full, an award is settled in cash or an appreciation distribution in respect of a stock appreciation right is paid in shares, the shares of common stock not issued or acquired pursuant to the award again become available for subsequent issuance under the 2006 Plan. Shares issued under the 2006 Plan may be previously unissued shares or reacquired shares we have bought on the market.

As of December 31, 2007, 501,355 shares of common stock were subject to outstanding restricted stock unit awards and 139,250 shares of common stock were subject to outstanding options, granted under the 2006 Plan and 82,815 shares of common stock remained available for future issuance.

In addition, as of December 31, 2007, we had 4,015,397 shares of common stock that were subject to outstanding options granted under the 2001 Plan and 2,611,705 shares of common stock that were subject to outstanding options granted under the 2003 Plan.

During 2007, we granted options to purchase an aggregate of 90,000 shares of common stock under the 2006 Plan to current executive officers and directors at exercise prices ranging from $4.85 to $8.00 per share and an additional 10,000 restricted stock units to Mr. West. Of the options to purchase granted, 30,000 were declined (15,000 declined by Mr. Nahumi and 15,000 declined by Mr. Bitan). We also granted options to purchase 175,750 shares of common stock to employees (excluding executive officers) at exercise prices ranging from $6.15 to $11.50 per share, 516,720 restricted stock units and 10,000 restricted stock awards.

Eligibility

As of December 31, 2007, three executive officers, six non-employee Board members, 410 employees, and 73 consultants were eligible to participate in the 2006 Plan. Incentive stock options may be granted only to our and our affiliates’ employees (including officers). Our and our affiliates’ employees (including officers), non-employee Board members, and consultants are eligible to receive all other types of stock awards under the 2006 Plan. All of the approximately 492 employees, directors, and consultants of us and our affiliates are eligible to participate in the 2006 Plan. However, participation in the non-discretionary grant program is limited to the six non-employee Board members (see “Non-Discretionary Grant Program” below).

No incentive stock option may be granted under the 2006 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of our total combined voting power, unless the exercise price of such option is at least 110% of the fair market value of the common stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2006 Plan and any of our other equity plans) may not exceed $100,000 (any excess of such amount is treated as nonstatutory stock options).

No person may be granted options and stock appreciation rights covering more than 1,500,000 shares of common stock during any calendar year. Stockholder approval of this Proposal will also constitute re-approval of the 1,500,000-share limitation for purposes of Section 162(m) of the Code. This limitation assures that any deductions to which we would otherwise be entitled either upon the exercise of stock options or stock appreciation rights granted under the 2006 Plan or upon the subsequent sale of the shares acquired under those stock awards, will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m) of the Code.

Terms of Options

Options may be granted under the 2006 Plan pursuant to stock option agreements adopted by the Board. The following is a description of the permissible terms of options under the 2006 Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.  The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options may not be less than 100% of the fair market value of the stock on the date of grant.

The fair market value per share on any particular date under the 2006 Plan is the closing price per share on such date reported on the Nasdaq Global Market. As of December 31, 2007, the fair market value determined on such basis was $4.82 per share.

Consideration.  The exercise price of options granted under the 2006 Plan may, at the discretion of the Board, be paid (a) in cash, check, or other cash equivalents; (b) pursuant to a broker-assisted cashless exercise; (c) by delivery of other shares of our common stock; (d) pursuant to a net exercise arrangement; or (e) in any other form of legal consideration acceptable to the Board.

Vesting.  Options granted under the 2006 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionee’s continued service with us or our affiliate, whether this service is performed in the capacity of an employee, director, or consultant, referred to collectively as service, and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2006 Plan may be subject to different vesting terms.

Term.  The maximum term of options granted under the 2006 Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service.  Options under the 2006 Plan generally terminate three months after termination of a participant’s service unless (a) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (b) the participant dies within a specified period after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option have passed; (c) termination is for cause, in which case the option terminates immediately; or (d) the option by its terms specifically provides otherwise. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Restrictions on Transfer.  Unless otherwise provided, options under the 2006 Plan are not transferable other than by will, the laws of descent and distribution, or domestic relations order. During the lifetime of the participant, only the participant may exercise an incentive stock option. However, the Board may grant nonstatutory stock options that are transferable under certain limited circumstances. A participant may also designate a beneficiary who may exercise an option following the participant’s death.

Terms of Restricted Stock

Restricted stock awards may be granted under the 2006 Plan pursuant to restricted stock award agreements adopted by the Board. Individual restricted stock award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration.  The Board may grant restricted stock in consideration for (a) cash, check, or other cash equivalents, (b) past or future services rendered to us or our affiliate, or (c) any other form of legal consideration acceptable to the Board.

Vesting.  Shares of stock acquired under a restricted stock award may, but need not, be subject to a repurchase option in favor of us or forfeiture to us in accordance with a vesting schedule as determined by the Board.

Termination of Service.  Upon termination of a participant’s service, we may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award.

Restrictions on Transfer.  Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Restricted Stock Units

Restricted stock unit awards may be granted under the 2006 Plan pursuant to restricted stock unit award agreements adopted by the Board. Individual restricted stock unit award agreements may be more restrictive as to any or all of the permissible terms described below.

Consideration.  The Board may grant restricted stock units in consideration for any form of legal consideration acceptable to the Board.

Vesting.  Restricted stock unit awards vest at the rate specified in the restricted stock unit agreement as determined by the Board.

Settlement.  A restricted stock unit award may be settled by the delivery of shares of common stock, cash, or any combination as determined by the Board. At the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting.

Dividend Equivalents.  Dividend equivalent rights may be credited with respect to shares of common stock covered by a restricted stock unit award. We do not anticipate paying cash dividends on its common stock for the foreseeable future.

Termination of Service.  Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon a participant’s termination of service.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2006 Plan pursuant to stock appreciation rights agreements adopted by the Board. Individual stock appreciation right agreements may be more restrictive as to any or all of the permissible terms described below. Each stock appreciation right is denominated in shares of common stock equivalents.

Term.  The maximum term of stock appreciation rights granted under the 2006 Plan is 10 years.

Strike Price.  The strike price of stock appreciation rights under the 2006 Plan may not be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation rights on the date of grant.

Exercise.  Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (a) the aggregate fair market value on the date of exercise of a number of common stock equivalents with respect to which the participant is exercising the stock appreciation right, over (b) the aggregate strike price determined by the Board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of common stock, or any other form of consideration determined by the Board.

Vesting.  Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation rights agreement as determined by the Board.

Termination of Service.  Unless otherwise provided by a stock appreciation rights agreement, stock appreciation rights generally terminate three (3) months after termination of a participant’s service, unless termination is for cause, in which case the stock appreciation right terminates immediately. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Stock Awards

General.  A performance stock award is a type of restricted stock award or a restricted stock unit award that is granted or may vest based upon the attainment of certain performance goals during a designated performance period. The 2006 Plan allows the Board to grant performance stock awards that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the grant of such an award is approved by the Compensation Committee and certain other procedural requirements are satisfied.

Performance Goals.  To assure that the compensation attributable to one or more performance stock awards will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m) of the Code, the Compensation Committee has the authority to structure one or more such awards so that stock will be issued or paid pursuant to the award only upon the achievement of certain pre-established performance goals. Such goals may be based on any one of, or combination of, the following: (a) earnings per share; (b) earnings before interest, taxes and depreciation; (c) earnings before interest, taxes, depreciation and amortization (EBITDA); (d) total stockholder return, (e) return on equity; (f) return on assets, investment, or capital employed; (g) operating margin; (h) gross margin; (i) operating income; (j) net income (before or after taxes); (k) net operating income; (l) net operating income after tax; (m) pre- and after-tax income; (n) pre-tax profit; (o) operating cash flow; (p) sales or revenue targets; (q) orders and revenue; (r) increases in revenue or product revenue; (s) expenses and cost reduction goals; (t) improvement in or attainment of expense levels; (u) improvement in or attainment of working capital levels; (v) economic value added (or an equivalent metric); (w) market share; (x) cash flow; (y) cash flow per share; (z) share price performance; (aa) debt reduction; (bb) implementation or completion of projects or processes; (cc) customer satisfaction; (dd) stockholders’ equity; (ee) quality measures; and (ff) any other measures of performance selected by the Board.

Annual Limitation.  The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 1,500,000 shares of common stock. Stockholder approval of this proposal will also constitute re-approval of the foregoing limitation for purposes of Section 162(m) of the Code.

Terms of Other Stock Awards

The Board may grant other stock awards based in whole or in part by reference to the value of our common stock. Subject to the provisions of the 2006 Plan, the Board has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2006 Plan.

Non-Discretionary Grant Program

The non-discretionary grant program under the 2006 Plan provides for the automatic grant of stock options to non-employee Board members over their period of service on the Board as described below.

Initial Option.  Each new non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option to purchase 25,000 shares of the common stock (the “initial option”). Each initial option vests with respect to (a) 25% of the shares upon the director’s completion of one year of service measured from the date of grant, and (b) the balance of the shares in a series of 36 successive equal monthly installments upon the director’s completion of each additional month of service over the three-year period measured from the first anniversary of the date of grant.

Annual Option.  On the date of each annual meeting of stockholders, each continuing non-employee Board member will receive an option to purchase 20,000 shares of common stock (the “annual option”). Each annual option vests in a series of 48 successive equal monthly installments upon the director’s completion of each additional month of service over the four-year period measured from the date of grant.

Exercise Price.  The exercise price of each option granted under the non-discretionary grant program is 100% of the fair market value of the common stock subject to the option on the date of grant.

Consideration.  The exercise price of each option granted under the non-discretionary grant program may be paid (a) in cash, check, or other cash equivalents; (b) pursuant to a broker-assisted cashless exercise; (c) by delivery of other shares of our common stock; or (d) pursuant to a net exercise arrangement.

Term.  The maximum term of options granted under the non-discretionary grant program is ten years.

Termination of Service.  Options granted under the non-discretionary grant program generally terminate three months after termination of a director’s service unless (a) termination is due to the director’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of termination; (b) the director dies within three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the director’s death) within 18 months of the director’s death by the person or persons to whom the rights to such option have passed; (c) the director terminates service as of, or within, 12 months following a change in control transaction, in which case the option may be exercised within 12 months following the effective date of such change in control. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

Early Exercise.  Each option granted under the non-discretionary grant program is immediately exercisable for all shares subject to the option; however, any unvested shares acquired under such option will be subject to repurchase, at the original exercise price paid per share, should the director terminate service prior to vesting in those shares.

Remaining Terms.  The remaining terms and conditions of each option granted under the non-discretionary grant program is set forth in an option agreement in the form adopted from time to time by the Board.

Changes to Capital Structure

In the event that there is a specified change in the shares subject to the 2006 Plan or any stock award granted thereunder, whether through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other change not involving our receipt of consideration, the Board will make appropriate adjustments to (a) the class(es) and maximum number of shares subject to the 2006 Plan; (b) the class(es) and maximum number of shares for which any participant may be granted options, stock appreciation rights, or performance stock awards per calendar year; (c) the class(es) and number of shares for which stock options are subsequently to be made under the non-discretionary grant program to new and continuing non-employee Board members; and (d) the class(es) and number of shares and the price per share in effect under each outstanding stock award under the 2006 Plan.

Corporate Transactions

In the event of certain significant corporate transactions, the Board has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award;

•	cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and

•	arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award or portion thereof. However, if a surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for options granted under the non-discretionary grant program in a significant corporate transaction, the vesting and exercisability of such options will be accelerated in full automatically and such options will be terminated if not exercised prior to the effective date of such transaction.

A significant corporate transaction will be deemed to occur in the event of (a) a sale of all or substantially all of our and our subsidiaries’ consolidated assets, (b) the sale of at least 90% of our outstanding securities, (c) a merger or consolidation in which we are not the surviving corporation, or (d) a merger or consolidation in which we are the surviving corporation, but shares of our outstanding common stock are converted into other property by virtue of the corporate transaction.

Changes in Control

The Board has the discretion to provide that a stock award under the 2006 Plan will vest as to all or any portion of the shares subject to the stock award (a) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (b) in the event a participant’s service with us or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions. Stock awards held by participants under the 2006 Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement. However, the vesting and exercisability of options granted under the non-discretionary grant program will accelerate in full if a non-employee director is required to resign his or her position in connection with a change in control transaction, or is removed from his or her position in connection with such a change in control.

A change in control transaction will be deemed to occur in the event: (a) any person directly or indirectly acquires securities possessing more than 50% of the combined voting power of our outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (b) a merger, consolidation, or similar transaction occurs and our stockholders do not own more than 50% of the voting power of the surviving entity or the parent of the surviving entity in substantially the same proportion as they own our outstanding voting securities prior to such transaction; (c) our dissolution or liquidation occurs; (d) a sale of all or substantially all of our assets occurs, other than a transfer of assets to an entity in which more than 50% of the entity’s voting power is owned by our stockholders in substantially the same proportion as they own our outstanding voting securities prior to such transaction; or (e) a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.

The acceleration of stock awards in connection with significant corporate transactions and change in control transactions may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.

Duration, Termination, and Amendment

The Board may suspend or terminate the 2006 Plan at any time. The 2006 Plan is scheduled to terminate no later than June 28, 2016. No rights may be granted under the 2006 Plan while the 2006 Plan is suspended or after it is terminated.

The Board may amend or modify the 2006 Plan at any time, subject to any required stockholder approval. To the extent required by applicable law or regulation, stockholder approval will be required for any amendment that (a) materially increases the number of shares available for issuance under the 2006 Plan, (b) materially expands the class of individuals eligible to receive stock awards under the 2006 Plan, (c) materially increases the benefits accruing to the participants under the 2006 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2006 Plan, (d) materially extends the term of the 2006 Plan, or (e) expands the types of awards available for issuance under the 2006 Plan.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and us with respect to participation in the 2006 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.  Incentive stock options granted under the 2006 Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.  No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of a nonstatutory stock option are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date, over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards.  Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the repurchase right lapses, over (b) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (a) the fair market value of the shares on the date of issuance, over (b) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.  No taxable income is recognized upon receipt of a restricted stock unit award. The participant will generally recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and we will be required to satisfy certain tax withholding requirements applicable to such income. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions.  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Options and Stock Appreciation Rights.  In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee or committee of the Board comprised solely of “outside directors,” (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that all options and stock appreciation rights granted under the 2006 Plan qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Restricted Stock Awards, Restricted Stock Unit Awards, and Performance Stock Awards.  Compensation attributable to restricted stock awards, restricted stock unit awards, and performance stock awards will qualify as performance-based compensation, provided that: (a) the award is granted by a compensation committee comprised solely of “outside directors,” (b) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (c) the Compensation Committee certifies in writing prior to the grant, vesting, or exercise of the award that the performance goal has been satisfied, and (d) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits Under Amendment

No stock awards have been granted under the 2006 Plan on the basis of the share increase that forms part of this Proposal. See the section entitled “Non-Discretionary Grant Program” in this Proposal for additional details regarding grants of stock options to non-employee Board members.

securities authorized for issuance under equity compensation plans

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2007.

Equity Compensation Plan Information

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders
2006 Plan:			82,815
Stock options	139,250	$6.61
Restricted stock units	501,355	$0.00
2001 Plan:			None
Stock options	4,015,397	$1.52
2003 Plan:			None
Stock options	2,611,705	$0.91
Equity compensation plans not approved by security holders	—	—	None
Total	7,267,707	$1.30	82,815

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

Proposal 3

Ratification Of Selection Of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of KPMG LLP as Veraz’s independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company’s financial statements since January 2006. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees to be billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2006, by KPMG LLP, Veraz’s independent registered public accounting firm (in thousands).

	Fiscal Year Ended
	2007	2006
	(In thousands)

Audit Fees	$2,459	$2,325
Audit-Related Fees	—	—
Tax Fees	$48	—
All Other Fees	—	—

Total Fees	$2,507	$2,325

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s financial statements and the review of interim financial statements and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The fiscal year 2007 amount includes $1.5 million for services rendered in connection with the Company’s initial public offering. The fiscal year 2006 amount includes $1.6 million for services rendered during the year for the audits of fiscal years 2003-2005.

Audit-Related Fees.  During the fiscal years ended December 31, 2006 and 2007, no audit related fees were billed by KPMG LLP.

Tax Fees.  Consists of fees billed for professional services related to tax compliance, tax planning and tax advice.

All Other Fees.  During the fiscal years ended December 31, 2006 and 2007, no fees were billed by KPMG LLP other than as set forth under “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy to approve in advance the engagement of the independent registered public accounting firm for all audit services and non-audit services; provided, however, that the Audit

Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that (a) such policies and procedures are detailed as to the particular service and do not include delegation of the Audit Committee responsibilities to management, and (b) at its next scheduled meeting, the Audit Committee is informed as to each such service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, provided that the Audit Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (a) and (b) above.

The Audit Committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 31, 2007 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
	Number of	Percent of
Beneficial Owner	Shares	Total

Entities Affiliated with ECI Telecom Ltd.(2) 30 Hasivim Street Petah Tikva 49133, Israel	11,078,890	27.0%
Entities Affiliated with Norwest Venture Partners(3) 525 University Avenue, Suite 800 Palo Alto, CA 94301	5,273,735	12.8%
Entities Affiliated with Battery Ventures(4) 930 Winter Street, Suite 2500 Waltham, MA 02451	3,725,880	9.1%
Entities Affiliated with Argonaut Holdings LLC(5) 6733 South Yale Tulsa, OK 74136	3,539,322	8.6%
Entities Affiliated with Liberty Mutual Insurance Company(6) 175 Berkeley Street Boston, MA 02117	2,563,192	6.2%
Entities Affiliated with Star Bay Partners, L.P.(7) 260 Townsend Street, Suite 600 San Francisco, CA 94107	2,357,015	5.7%
Entities Affiliated with Ivy Investment Management Company(8). 6300 Lamar Avenue Overland Park, KS 66202	2,063,700	5.0%
Douglas Sabella(9)	1,167,082	2.8%
Albert Wood(10)	162,499	*
Amit Chawla(11)	306,092	*
Pinhas Reich(12)	167,962	*
Israel Zohar(13)	188,906	*
Giora Bitan	—	*
Bob L. Corey(14)	19,531	*
Promod Haque(3)(15)	5,370,224	13.0%
Pascal Levensohn(7)(16)	2,378,140	5.8%
Dror Nahumi	—	*
W. Michael West	—	*
All executive officers and directors as a group (11 persons)	20,839,326	50.6%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 41,100,459 shares outstanding on December 31, 2007, adjusted as required by rules promulgated by the SEC.

(2)	ECI has been acquired by affiliates of the Swarth Group and certain funds that have appointed Ashmore Investment Management Limited as their investment manager who maintains dispositive and/or voting power.

(3)	Represents 4,810,931 shares held by Norwest Venture Partner IX, L.P. (“NVP IX”), 102,806 shares held by NVP Entrepreneurs Fund IX, L.P. (“NEF IX”), and 359,998 shares held by Norwest Venture Partners VII-A, L.P. (“NVP VII”). Mr. Promod Haque, a director of the Company, is a managing director of Genesis VC Partners IX, LLC (“Genesis”), which is the general partner of NVP IX and NEF IX and, as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Haque is a managing partner of Itasca VC Partners VII-A, LLC (“Itasca”), which is the general partner of NVP VII and, as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Haque disclaims beneficial ownership of shares held by NVP IX, NEF IX and NVP VII, except to the extent of his direct pecuniary interest therein.

(4)	Represents 3,375,986 shares held by Battery Ventures V, L.P. (“BV5”), 196,764 shares held by Battery Ventures Convergence Fund, L.P. (“BVCF”), 66,924 shares held by Battery Investment Partners V, LLC (“BIP5”), and 86,206 shares held by Battery Management Company, LLC (“BMC”). BV5, BVCF and BIP5 are part of an affiliated group of investment partnerships and limited liability companies commonly controlled by Battery Ventures. Mr. Morgan Jones, a former director of the Company, is a Member Manager of Battery Ventures and may be deemed to share dispositive and voting power over the shares held by BV5, BVCF and BIP5. Mr. Jones disclaims beneficial ownership of the shares held by BV5, BVCF and BIP5, except to the extent of his pecuniary interest therein. Messrs. Richard D. Frisbie, Oliver D. Curme, Thomas J. Crotty and Kenneth P. Lawler are the sole managing members of Battery Partners V, LLC, the sole general partner of BV5. Messrs. Frisbie, Curme and Crotty are the sole managing members of BIP5. Messrs. Frisbie, Curme, Crotty, and Lawler are the sole managing members of Battery Convergence Partners, LLC, the sole general partner of BVCF. Messrs. Frisbie, Curme, Crotty, Lawler, Jones, Scott R. Tobin and Mark H. Sherman are the sole managing members of BMC.

(5)	Argonaut Holdings, LLC, a limited liability company, is managed by Argonaut Private Equity LLC, a limited liability company. Jason Martin and Steven Mitchell are managers, and George B. Kaiser is the majority owner, of Argonaut Private Equity, LLC. Jason Martin, Steven Mitchell and George B. Kaiser may be deemed to share dispositive and voting power over the shares, which are, or may be, deemed to be beneficially owned by Argonaut Holdings, LLC. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(6)	Includes 2,356,526 shares owned of record by Liberty Mutual Insurance Company (“LMIC”) and 206,666 shares owned of record by LMIA Coinvestment LLC (“LMIA”). LMIC is the sole member of LMIA. LMIA is governed by its board of directors which are appointed by LMIC.

(7)	Includes 915,523 shares owned of record by Star Bay Technology Ventures IV, L.P. (“SBTV”), 1,313,008 shares owned of record by Star Bay Partners, L.P. (“SBP”), 45,850 shares owned of record by Star Bay Associates Fund, L.P. (“SBA”), and 82,634 shared owned of record by Star Bay Entrepreneurs Fund, L.P. (“SBEF”). Pascal Levensohn, one of our directors, is the Managing Partner of Levensohn Venture Partners, LLC, which is the Managing Member of SBTV and SBP and the General Partner of SBA and SBEF. Mr. Levensohn is also the Managing Partner of Levensohn Capital Partners II LLC and APH Capital Management LLC, each the General Partner of SBTV and SBP. Mr. Levensohn may be deemed to share dispositive and voting power over the shares held by SBTV, SBP, SBA and SBEF. Mr. Levensohn disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Includes 298,800 shares owned of record by one or more open-ended investment companies or other managed accounts which are advised or sub-advised by Ivy Investment Management Company (“IICO”) and 1,764,900 shares owned of record by one or more open-ended investment companies or other managed accounts which are advised or sub-advised by Waddell & Reed Investment Management Company (“WRIMCO”). IICO is an investment advisory subsidiary of Waddell & Reed Financial, Inc. (“WDR”). WRIMCO is an investment advisory subsidiary of Waddell & Reed, Inc. (“WRI”). WRI is a broker-dealer and underwriting subsidiary of Waddell & Reed Financial Services, Inc., a parent holding company (“WRFSI”). In turn, WRFSI is a subsidiary of WDR, a publicly traded company. The investment advisory contracts grant

IICO and WRIMCO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO and WRIMCO investment power over securities owned by such sub-advisory clients and, in most cases, voting power. Any investment restriction of a sub-advisory contract does not restrict investment discretion or power in a material manner. Therefore, IICO and/or WRIMCO may be deemed the beneficial owner of the securities.

(9)	Consists of 1,167,082 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(10)	Includes 62,499 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(11)	Includes 278,764 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(12)	Consists of 167,962 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(13)	Consists of 188,906 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(14)	Consists of 19,531 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(15)	Includes 96,489 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

(16)	Includes 3,125 shares issuable upon the exercise of options exercisable within 60 days after December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

During fiscal 2007, Norwest Venture Partners IX, L.P. timely reported all transactions but, due to an administrative error, reported an incorrect number of shares owned by NVP Entrepreneurs Fund IX, L.P. This error was corrected by filing an amended Form 4 report on March 13, 2008.

Executive Officers of the Company

Our executive officers, their ages and their positions as of December 31, 2007, are as follows:

Name	Age	Position(s)

Douglas A. Sabella*	50	President, Chief Executive Officer and Director
Albert J. Wood	51	Chief Financial Officer
Amit Chawla	46	Executive Vice President of Global Business Units
Pinhas Reich	52	Vice President of Global Sales
Israel Zohar	55	Vice President, Global Operations

*	Mr. Sabella’s biography can be found under the section entitled “Proposal 1: Election of Directors.”

Albert J. Wood has served as our Chief Financial Officer since April 2005. From October 2002 to November 2004, Mr. Wood served as Chief Financial Officer of PalmSource, a provider of operating system software for handheld devices and from December 2002 to November 2004 served as their Treasurer. From March 2001 to October 2002, Mr. Wood was Chief Financial Officer of Insignia Solutions, Inc., a provider of Java virtual machine software. From June 1999 to March 2001, Mr. Wood was the Chief Financial Officer of Cohera Solutions, a catalog management and content integration software provider acquired by PeopleSoft, Inc. in August 2001.

Amit Chawla serves as our Executive Vice President of Global Business Units and was a member of our Board of Directors from January 2003 until he resigned in June 2006. In November 2001, Mr. Chawla founded and served as the Chief Executive Officer of Softswitch Enterprises, Inc. and NexVerse Networks, Inc., our predecessor companies. From April 2001 to September 2001, Mr. Chawla served as Vice President of Marketing of ipVerse, Inc., a provider of softswitch solutions. From 1987 to December 2000, Mr. Chawla held various positions in senior management, marketing, product line management, and design and architectural development in the telecommunications industry at Nortel Networks, a provider of communications capabilities, most recently as Vice President of Product Line Management.

Pinhas Reich has served as our Vice President of Global Sales since December 2006 prior to which he served as our Vice President of Sales, AMEA and Asia-Pacific since December 2002. From October 2000 to December 2002, Mr. Reich served as Vice President of Sales in ECI’s NGTS subsidiary. Mr. Reich retired as Vice President of Global Sales as of April 15, 2008 and will continue to serve as a consultant to the chief executive officer through September 30, 2008.

Israel Zohar has served as our Vice President, Global Operations of Veraz Networks, Inc. since December 2002. In 2001, he served as head of the VoIP business unit in ECI’s NGTS subsidiary. At the end of 2001, he was nominated to be the Chief Operating Officer of the NGTS.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation

Objectives of Compensation Program

We have adopted a compensation program designed to align all employee compensation with our corporate goal of becoming the leading global provider of next generation networking solutions to service providers. In order to meet our corporate goal, we have adopted a corporate compensation philosophy of offering employees a competitive total compensation plan designed to meet our goals of attracting, retaining and motivating highly skilled employees. Together with the Compensation Committee of our Board, we have designed our total compensation program to include four primary components: (i) base pay, (ii) variable pay, (iii) equity-based pay and (iv) benefits. Each component of our compensation program is designed to address certain compensation objectives each of which is more fully described below under the heading “Elements of Our Compensation Program.”

Determination of Compensation

Our Board has delegated to our Compensation Committee the primary authority to determine and recommend compensation awards available to our executive officers. Our Compensation Committee generally consults third-party compensation surveys that provide industry data to better inform its determination of the key elements of our compensation program. In 2007, the Compensation Committee utilized data from a Radford International Benchmark Survey in order to determine competitive salary and target bonus levels. This industry data consists of salaries and other compensation paid by companies in our peer group, as described below, to executives in positions comparable to those held by our named executive officers. Our Compensation Committee uses this industry data to develop a compensation program that it believes will enable us to effectively compete for new employees and retain existing employees. In setting compensation, the Compensation Committee has not historically reviewed the elements of its compensation as a whole. Instead, our Compensation Committee has endeavored to (1) set a base salary as low as reasonably possible while still attracting and retaining quality talent, (2) set variable compensation at a level such that annual cash compensation assuming achievement of aggressive corporate and individual goals will be consistent with the 50th to 75th percentile of annual cash compensation at comparable companies, (3) offer a competitive benefits package, and (4) ensure employees have a meaningful equity stake in the Company so that when shareholder value is created, employees share in that value creation.

To provide additional information to support the Compensation Committee’s compensation decisions, our chief executive officer typically provides annual recommendations to the Compensation Committee and discusses with the Board the compensation and performance of all named executive officers, excluding himself. Our chief executive officer bases his recommendations in part upon annual performance reviews of our named executive officers. The Compensation Committee evaluates our chief executive officer’s performance reviews of our named executive officers and provides input to the chief executive officer regarding such reviews. Our chief executive officer’s compensation is determined by the Compensation Committee, which analyzes our chief executive officer’s performance.

Compensation Benchmarking and Peer Group

Neither the Company nor the Compensation Committee has retained a compensation consultant to review our policies and procedures with respect to executive compensation. We established compensation structures for our named executive officers to be between the 50th and 75th percentile of compensation paid to executive officers performing similar job functions at a peer group of leading private and public telecommunications products and services companies. Our Compensation Committee believes that this approach allows us to provide a compensation structure that will be sufficiently competitive to attract and retain talented executives. The Radford Benchmark Survey we utilized generated a peer group that consists of 25 leading telecommunications products and services companies in the United States, the vast majority of which have employees of 500 or less and annual revenues between $40 million and $200 million. The U.S. companies are: @Road, Applied Signal Technology, Avanex, BCGI, Bigband Networks, Bookham Technology, Calix, Cantata Technology, Carrier Access, Catapult Communications, Emcore, Endwave, Globalstar, Ixia, LGC Wireless, Netopia, Novatel Wireless, Pac-West Telecomm, Proxim Wireless, Sierra Wireless America, Sunrise Telecom, Symmetricom, Telephia, Terayon Communication Systems and Xicom Technology. The Israeli companies are: Cadence Design Systems, Juniper Networks, Partner-Israel, BMC Software, Network Appliance, BCGI and RAD Data Communications. We believe that this peer group is representative of companies in our geographic locations that compete for executives with similar skills and experience as our named executive officers. As part of this assessment, we evaluate the financial and market performance of each of these companies and attempt to structure our cash compensation program to be competitive with companies with similar financial and market successes. We did not use a benchmark to determine equity grants to our named executive officers because we believe that, as a private company during 2006 and considering our potential initial public offering, the equity compensation structures of other companies may not have been representative of our company’s situation.

In order to retain and incentivise key individuals, our Compensation Committee may, however, determine that it is in our best interests to offer total compensation packages to our named executive officers that may deviate from the general principle of targeting total compensation at the level for our peer group. Actual pay for each named executive officer is determined based on his position in the company compared with comparable positions provided to us in the industry data, his individual performance and our annual performance.

Elements of Our Compensation Program

The individual elements of our compensation program serve to satisfy this larger goal in specific ways as described below.

Base Pay

We design base pay to provide the essential reward for an employee’s work, and is required to be competitive in attracting talent. Once base pay levels are initially determined, increases in base pay are provided to recognize an employee’s specific performance achievements. Consistent with our total compensation philosophy, we implement a “pay for performance” approach that provides higher levels of base compensation to individual employees whose results merit greater rewards. Our managers typically make performance assessments throughout the year, and provide ongoing feedback to employees, provide resources and maximize individual and team performance levels.

We believe that providing our named executive officers with base salaries that are generally between the 50th and 75th percentile of base salaries of our peer group of companies, when considered together with the other elements of compensation, provides strong incentives to achieve our business objectives. While base salaries are not considered by the U.S. Internal Revenue Service to constitute performance-based compensation, each year we determine salary increases based upon the performance of the named executive officers as assessed by our Compensation Committee and Board. We do not provide formulaic base salary increases to our named executive officers.

As of July 1, 2007, the base salary of Mr. Sabella was increased to $300,000, the base salary of Mr. Wood was increased to $237,000, the base salary of Mr. Zohar was increased to $149,684 and the base salary of Mr. Chawla was increased to $210,000. These increases were intended to provide these executive officers with base salary compensation more closely comparable to the base salaries among peer group companies.

Variable Pay

We also utilize various forms of variable compensation, including cash bonuses, commissions, and an incentive (MBO) plan that allow us to remain competitive with other companies while providing upside potential to those employees who achieve outstanding results.

Our Compensation Committee has the authority to determine the variable pay for our named executive officers. The variable pay component of our compensation program is intended to compensate named executive officers for achieving corporate goals and for achieving what the Compensation Committee believes to be value-creating milestones. Variable pay is paid in cash in an amount reviewed and approved by our Compensation Committee and ordinarily, for all named executive officers other than Mr. Reich, is paid in a single installment in the first quarter following the completion of a given fiscal year. As part of Mr. Reich’s variable pay, he receives a commission check on a monthly basis for commissions relating to sales.

Each named executive officer is generally eligible for variable pay up to an amount equal to a specified percentage of such executive officer’s salary. The target percentages are set at levels that, upon achievement of the target percentage, are likely to result in variable pay payments that our Compensation Committee believes to be at or near the median for target bonus amounts for comparable companies in our peer group as described more fully above. Our corporate goals and objectives and the goals and objectives of our named executive officers are sufficiently difficult that no named executive officer was able to achieve all of the individual and corporate goals and objectives in either 2006 or 2007. However, the policy of our Compensation Committee is to retain the sole discretion to increase or decrease the annual bonus paid to our named executive officers. At the end of each year our Compensation Committee determines the level of achievement for each corporate goal and value-creating milestone and awards credit for the achievement of these corporate goals or milestones as a percentage of the target variable pay. Final determinations as to variable pay levels are then based in part on the achievement of these corporate goals or milestones, as well as our assessment as to the overall success of our company and the development of our business, including each named executive officer’s role in our success considering specifically their demonstrated leadership, teamwork and the performance of their respective areas of responsibility. These corporate goals and milestones, and the proportional emphasis placed on each goal and milestone may vary, from time to time, depending on our overall strategic objectives, but relate generally to factors such as IP product revenue, DCME product revenue, services revenue, product development, sales goals, and improving our results of operations. In 2006 and 2007, the Compensation Committee has utilized its discretion both to increase the compensation for officers who had not reached certain goals as well as to decrease the compensation for officers who had met or exceeded certain goals.

Prior to 2006, the Company did not have a formal bonus plan and any bonuses were determined in the sole discretion of the Compensation Committee.

Our Compensation Committee established variable pay amounts to be paid in 2007 and 2008 for performance in 2006 and 2007, respectively, at up to 30% of base salary for Messrs. Wood, Zohar and Chawla, up to 40% of base salary for Mr. Sabella and $155,000 in commissions and performance bonuses for Mr. Reich. The actual amount of variable pay for 2007 was determined on February 15, 2008 following a review of the achievement of overall corporate goals and milestones and each named executive officer’s individual performance and contribution. Each named executive officer’s variable pay is set forth below in the summary compensation table.

Equity-Based Compensation

We design equity-based compensation, including stock options, to ensure that we have the ability to retain talent over a longer period of time, and to provide optionees with a form of reward that aligns their interests with those of our stockholders. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. We believe that long-term performance is achieved through an ownership culture that encourages long term performance by our named executive officers through the use of stock-based awards. Our Board has adopted the Veraz Networks, Inc. 2006 Equity Incentive Plan, which permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards.

We do not have any written program, plan or obligation relating to the grant of equity compensation on specified dates. We intend, however, to grant stock options at regularly scheduled meetings of our Board. It is possible that we will establish programs or policies relating to our equity grant practices. The authority to make equity grants to our executive officers rests with our Board, although, as noted above, our Board does, in determining the grants of equity awards, consider the recommendations of our chief executive officer. Share options granted under our various share incentive plans generally have a four-year vesting schedule in order to provide an incentive for continued employment and generally expire ten years from the date of the grant. The exercise price of options granted under the share incentive plans is 100% of the fair market value of the underlying shares on the date of grant. Our share incentive plans are more fully described above in the section entitled “Equity Compensation Plan Information.”

With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following such employee’s hire date. We do not have any program, plan or practice to time stock options grants in coordination with the release of material non-public information. We do not time, nor do we plan to time, the release of material non-public information for the purposes of affecting the value of executive compensation. Our Board determines the exercise price of stock options based on third-party valuation reports as of a date within six (6) months of option grant date.

None of our named executive officers were granted options during 2007. In the future, the Compensation Committee expects that any equity awards made to executives will be made on dates determined well in advance of the expected grant date.

The equity positions of Messrs. Sabella and Wood were also reviewed during 2007 and the Compensation Committee determined that the equity held by those executives was appropriate for both their positions as well as their tenure with the Company.

We have in the past and in the future will continue to evaluate our equity-based compensation practices, and, in particular, the form of equity awards that we grant to our executives, in light of accounting concerns, including the expensing of stock option awards under SFAS No. 123(R). We intend to evaluate the allocation of equity awards among the different forms of equity awards available in comparison to the peer group of companies discussed above and with consideration to restrictions imposed under Israeli tax and other applicable law.

Benefits

Our core benefits, such as our basic health benefits, 401(k) program and life insurance, are designed to provide a stable array of support to employees and their families throughout various stages of their careers, and are provided to all employees regardless of their individual performance levels.

Defined Contribution Plans.  We sponsor a retirement and deferred savings plan for our eligible employees in the United States and Israel. The retirement and deferred savings plan is intended to qualify as a tax qualified plan under Section 401 of the United States Internal Revenue Code and similar Israeli tax laws. The retirement and deferred savings plan provides that each participant may contribute up to a statutory limit, which was $15,500 in calendar year 2007 for U.S. employees and subject to statutory limits under Israeli law. Under the plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held in trust and invested in accordance with the terms of the plan. The retirement and deferred savings plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary contributions or matching contributions to the retirement and deferred savings plan on behalf of participating employees.

Medical, Dental & Vision Insurance.  We provide all employees, including named executive officers, their spouses and children with medical, dental and vision insurance. In the United States, we subsidize approximately 80% of each employee’s premium and each employee’s dependents’ premiums. In Israel, employees and employers each make contributions to the medical plan in accordance with Israeli law and additionally, employees may acquire private health insurance approximately half of which is subsidized by the Company.

Life, AD&D and Disability Insurance.  We provide, at our cost, life, accidental death and dismemberment and disability insurance for our U.S. employees, including named executive officers resident in the United States. We provide, at our cost, disability insurance for our Israeli employees, including named executive officers resident in Israel.

Automobile Leasing Program.  We provide all Israeli employees with the option to participate in a company-sponsored automobile leasing program. Both of our named executive officers located in Israel participate in this leasing program. Under this program, we pay the named executive officers’ lease payments, gas, maintenance, insurance and the cost of normal wear and tear of the vehicle over the life of the lease.

Israeli Employee Education Fund.  We participate in an Israeli tax favored employee savings plan commonly known as an Employee Education Fund. Each of our employees in Israel is required to contribute 2% of their base salary to this savings plan and we contribute 6% of the employee’s base salary. After six years, the employee may withdraw the funds for educational or other purposes.

Employment and Change of Control Severance Arrangements

We have entered into employment agreements with our current executive officers, as further described below.

Douglas A. Sabella.  We entered into an offer letter agreement with Mr. Sabella on November 17, 2004, which was subsequently amended on April 21, 2006 and had his salary increased again effective as of July 1, 2007. The offer letter, as amended, provides for an annual base salary of $300,000, as well as other customary benefits and terms. In addition, Mr. Sabella is entitled to receive an annual bonus of up to 40% of his annual salary, if he meets targets based on annual revenues and operating expenses, but the Compensation Committee of the Board of Directors has determined that for 2008 the bonus plan has been suspended and any bonus payments that are made for 2008 performance will be made upon special review and consideration by the Compensation Committee of the Board of Directors. Pursuant to the terms of the offer letter agreement, Mr. Sabella received a stock option to purchase 1,550,000 shares of our common stock at an exercise price of $1.04 per share. The option vested as to 25% of the shares underlying the option on December 1, 2005 and then vests in equal monthly installments over the next three years thereafter. For a description of the termination and change in control provisions of Mr. Sabella’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Albert J. Wood.  We entered into an offer letter agreement with Mr. Wood on April 13, 2005 which was subsequently amended on April 21, 2006 and had his salary increased again effective as of July 1, 2007. The offer letter, as amended, provides for an annual base salary of $237,000, as well as other customary benefits and terms. In addition, Mr. Wood is entitled to receive an annual bonus of up to 30% of his annual salary, if he meets targets based on annual revenues and operating expenses, but the Compensation Committee of the Board of Directors has determined that for 2008 the bonus plan has been suspended and any bonus payments that are made for 2008 performance will be made upon special review and consideration by the Compensation Committee of the Board of

Directors. Pursuant to the terms of the offer letter agreement, Mr. Wood received a stock option to purchase 299,999 shares of our common stock at an exercise price of $1.14 per share. The option vested as to 25% of the shares underlying the option on April 20, 2006 and then vests in equal monthly installments over the next three years thereafter. For a description of the termination and change in control provisions of Mr. Wood’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Amit Chawla.  We entered into an employment agreement with Mr. Chawla on November 20, 2001. The employment agreement, as amended, provides for an annual base salary of $210,000, as well as other customary benefits and terms. In addition, Mr. Chawla is entitled to receive an annual bonus of up to 30% of his annual salary, if he meets targets based on annual revenues and operating expenses, but the Compensation Committee of the Board of Directors has determined that for 2008 the bonus plan has been suspended and any bonus payments that are made for 2008 performance will be made upon special review and consideration by the Compensation Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Chawla purchased 87,328 shares of our common stock at a purchase price of $0.01 per share. In addition, Mr. Chawla has received a stock option to purchase 7,858 shares of our common stock at an exercise price of $0.30 per share, all of which are vested. Mr. Chawla also received a stock option to purchase 254,500 shares of our common stock at an exercise price of $0.30 per share, all of which are vested. Further, Mr. Chawla received a stock option to purchase 87,499 shares of our common stock at an exercise price of $1.80 per share. The option vests in equal monthly installments over the next four years commencing on May 15, 2007. For a description of the termination and change in control provisions of Mr. Chawla’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Pinhas Reich.  We entered into an employment agreement with Mr. Reich on January 1, 2003. The employment agreement, as amended, provides for an annual base salary of $165,000, as well as other customary Israeli benefits and terms. Pursuant to the terms of the employment agreement, Mr. Reich received a stock option to purchase 139,890 shares of our common stock at an exercise price of $0.30 per share, all of which are vested. In November 2005, Mr. Reich received an additional option to purchase 20,000 shares of our common stock at an exercise price of $1.62 per share. The option vests in equal monthly installments over four years. In addition, in May 2006, Mr. Reich received a stock option to purchase 87,500 shares of our common stock at an exercise price of $1.80 per share. The option vests in equal monthly installments over the next four years commencing on May 15, 2007. For a description of the termination and change in control provisions of Mr. Reich’s employment agreement, see “Potential Payments Upon Termination or Change in Control.” Mr. Reich has resigned from the position of Vice President of Global Sales as of April 15, 2008. Mr. Reich will continue to serve as an advisor to our Chief Executive Officer until September 30, 2008.

Israel Zohar.  We entered into an employment agreement with Mr. Zohar on January 1, 2003. The employment agreement, as amended, provides for an annual base salary of $150,000, as well as other customary Israeli benefits and terms. In addition, Mr. Zohar is entitled to receive an annual bonus of up to 30% of his gross salary, if he meets targets based on annual revenues and operating expenses, but the Compensation Committee of the Board of Directors has determined that for 2008 the bonus plan has been suspended and any bonus payments that are made for 2008 performance will be made upon special review and consideration by the Compensation Committee of the Board of Directors. Pursuant to the terms of the employment agreement, Mr. Zohar received a stock option to purchase 174,844 shares of our common stock at an exercise price of $0.30 per share, all of which are vested. In addition, in May 2006, Mr. Zohar received a stock option to purchase 75,000 shares of our common stock at an exercise price of $1.80 per share. The option vests in equal monthly installments over the next four years commencing on May 15, 2007. For a description of the termination and change in control provisions of Mr. Zohar’s employment agreement, see “Potential Payments Upon Termination or Change in Control.”

Each of our executive officers has a provision in his employment agreement providing for certain severance benefits in the event of termination without cause, as well as a provision providing for the acceleration of his then unvested options in the event of termination without cause following a change in control of the Company. The Company has chosen to provide these benefits as it is necessary to remain competitive in the marketplace for executive level employees. These severance and acceleration provisions and certain estimates of these change of control and severance benefits are described in the section entitled “Potential Payments Upon Termination or Change in Control.”

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2007 and 2006, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2007 (the “Named Executive Officers”).

2007 Summary Compensation Table

							Non-Equity
							Incentive
					Option		Plan		All Other
		Salary	Bonus		Awards(1)		Compensation(2)		Compensation		Total
Name and Principal Position	Year	($)	($)		($)		($)		($)		($)

Douglas A. Sabella	2007	290,000	25,000	(3)		(4)	45,000		174,491	(5)	534,491
President and Chief Executive Officer	2006	275,000	—			(4)	109,760		—		384,760
Albert J. Wood	2007	231,000	—			(6)	45,000		272,813	(7)	548,813
Chief Financial Officer	2006	222,500	—			(6)	99,863		—		322,363
Amit Chawla	2007	202,500	—		100,552	(8)	45,000		12,891	(9)	360,943
Executive Vice President of Global Marketing	2006	195,000	—		60,979	(10)	62,998		—		318,977
Pinhas Reich	2007	184,920	—		100,552	(11)	186,575	(12)	92,269	(13)	564,316
Vice President of Global Sales	2006	183,924	—		60,979	(14)	242,127		75,377	(15)	562,407
Israel Zohar	2007	150,511	—		86,188	(16)	35,000		95,750	(17)	367,449
Vice President of Global Operations	2006	143,694	—		52,268	(18)	41,752		81,047	(19)	318,761

(1)	Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123(R)”), using the prospective transition method, which requires us to apply the provisions of SFAS No. 123(R) only to new awards granted, and to awards modified, repurchased or cancelled, after the effective date. The dollar amount in this column reflects the compensation expense reported by us calculated in accordance with SFAS No. 123(R), disregarding the estimated forfeiture and using Black-Scholes-Merton option pricing model. Prior to January 1, 2006, the Company accounted for options granted to employees and directors using the intrinsic-value based method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB25”), and Financing Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25 (“FIN 44”), and had adopted the disclosure only provisions of SFAS No. 123 Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based — Compensation Transition and Disclosure using the minimum value method.

Assumptions used in the calculation of these amounts are included in Note 2(t), “Stock-Based Compensation” and Note 14, “Stockholders’ Equity,” in our notes to consolidated financial statements as set forth in our annual report on Form 10-K for fiscal year ended December 31, 2007 as filed with the SEC on March 14, 2008. These amounts do not purport to reflect the value that could be recognized by the Named Executive Officers upon sale of the underlying securities.

(2)	Year-end bonuses for the performance of these officers during 2007 were determined by the Company’s Compensation Committee on February 15, 2008 but have not yet been paid.

(3)	Consists of a one-time cash bonus award in the amount of $25,000.

(4)	The compensation expense incurred by us in fiscal year 2007 and 2006 in connection with the option grant to Mr. Sabella to purchase up to 1,550,000 shares of common stock on January 10, 2005 was accounted for under APB25.

(5)	Includes $161,600 gain from exercise and subsequent disqualifying disposition of 40,000 options under a same-day-sale transaction and $12,891 assessed income attributed to the attendance of Mr. Sabella’s wife at the Veraz President’s Club sales award event.

(6)	The compensation expense incurred by us in fiscal years 2007 and 2006 in connection with the option grant to Mr. Wood to purchase up to 299,999 shares of common stock on April 20, 2005 was accounted for under APB25.

(7)	Includes $259,922 gain from exercise of non-qualified stock options and $12,891 assessed income attributed to the attendance of Mr. Wood’s wife at the Veraz President’s Club sales award event.

(8)	Consists of $100,552, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. Chawla to purchase up to 87,499 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R).

(9)	Consists of $12,891 assessed income attributed to the attendance of Mr. Chawla’s wife at the Veraz President’s Club sales award event.

(10)	Consists of $60,979, representing the compensation expense incurred by us in fiscal year 2006 in connection with the option grant to Mr. Chawla to purchase up to 87,499 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R). The compensation expense incurred by us in fiscal year 2006 in connection with the option grant to Mr. Chawla to purchase up to 254,500 shares of common stock on March 4, 2003 was accounted for under APB25.

(11)	Consists of $100,552, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. Reich to purchase up to 87,500 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R). The compensation expense incurred by us in fiscal year 2007 in connection with the option grants to Mr. Reich to purchase up to 20,000 shares of common stock on November 17, 2005 was accounted for under APB25.

(12)	Consists of sales commissions earned in 2007.

(13)	Includes $15,313 paid for health and welfare benefits for Mr. Reich, including manager’s insurance, private health insurance, social security, disability and convalescence; $11,387 for automobile related expenses pursuant to the Company’s automobile leasing program; $15,402 contributed to a severance fund which is mandated by Israeli law; $3,440 contributed to an Israeli tax-exempt employee education fund on behalf of Mr. Reich; $539 in meals and traditional holiday gifts.

(14)	Consists of $60,979, representing the compensation expense incurred by us in fiscal year 2006 in connection with the option grant to Mr. Reich to purchase up to 87,500 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R). The compensation expense incurred by us in fiscal year 2006 in connection with the option grants to Mr. Reich to purchase up to 20,000 shares of common stock on November 17, 2005 and 90,084 shares of common stock on March 24, 2003 was accounted for under APB25.

(15)	Includes $12,730 paid for health and welfare benefits for Mr. Reich, including manager’s insurance, private health insurance, social security, disability and convalescence; $11,000 for automobile related expenses pursuant to the Company’s automobile leasing program; $14,180 contributed to a severance fund which is mandated by Israeli law; $3,352 contributed to an Israeli tax-exempt employee education fund on behalf of Mr. Reich; $532 in meals and traditional holiday gifts.

(16)	Consists of $86,188, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. Zohar to purchase up to 75,000 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R).

(17)	Includes $15,682 paid for health and welfare benefits for Mr. Zohar, including manager’s insurance, private health insurance, social security, disability and convalescence; $12,538 contributed to a severance fund which is mandated by Israeli law; $11,289 contributed to an Israeli tax-exempt employee education fund on behalf of Mr. Zohar; $11,387 for automobile related expenses pursuant to the Company’s automobile leasing program; $601 in meals and traditional holiday gifts.

(18)	Consists of $52,268, representing the compensation expense incurred by us in fiscal year 2006 in connection with the option grant to Mr. Zohar to purchase up to 75,000 shares of common stock on May 8, 2006, calculated in accordance with SFAS No. 123(R). The compensation expense incurred by us in fiscal year 2006 in connection with the option grants to Mr. Zohar to purchase up to 125,038 shares of common stock on March 24, 2003 was accounted for under APB25.

(19)	Includes $15,215 paid for health and welfare benefits for Mr. Zohar, including manager’s insurance, private health insurance, social security, disability and convalescence; $11,969 contributed to a severance fund which is mandated by Israeli law; $10,777 contributed to an Israeli tax-exempt employee education fund on behalf of Mr. Zohar; $11,000 for automobile related expenses pursuant to the Company’s automobile leasing program; $398 in meals and traditional holiday gifts.

Grants of Plan-Based Awards

We did not grant any options or stock awards to our Named Executive Officers in 2007.

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2007

Estimated Future Payouts Under
Non-Equity Incentive Plan Awards(1)
Target
Name	($)

Mr. Sabella	112,000
Mr. Wood	62,500
Mr. Chawla	58,500
Mr. Reich(2)	220,000
Mr. Zohar	42,900

(1)	These columns set forth the target amounts of each Named Executive Officer’s annual cash bonus awarded for the year ended December 31, 2007 under our annual cash bonus award program. The actual cash bonus awards earned for the year ended December 31, 2007 for each Named Executive Officer are set forth in the “2007 Summary Compensation Table” above. As such, the amounts set forth in these columns do not represent additional compensation earned by the Named Executive Officers for the year ended December 31, 2007. For a description of our annual cash bonus award program, see “Compensation Discussion and Analysis.” Mr. Sabella’s target bonus is 40% of his base salary and Messrs. Wood, Zohar, and Chawla have a target bonus equal to 30% of their respective base salaries.

(2)	Represents commissions for sales and additional bonuses to be paid upon the achievement of all goals and objectives.

The amount of salary and bonus in proportion to total compensation in 2007 varied by executive but was consistent with the Compensation Committee’s objectives with respect to executive compensation. See “Compensation Discussion and Analysis” above for a discussion of our annual bonus structure and other elements of compensation.

Outstanding Equity Awards at Fiscal Year-End.

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2007

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Mr. Sabella	266,271	88,757	(1)	$1.04	01/09/2015
	856,229	298,743	(1)	$1.04	01/09/2015
Mr. Wood	35,087	70,175	(1)	$1.14	04/19/2015
	14,912	29,825	(1)	$1.14	04/19/2015
Mr. Chawla	7,858	—		$0.30	12/19/2012
	254,500	—		$0.30	03/03/2013
	9,439	55,284	(2)	$1.80	05/07/2016
	3,321	19,455	(2)	$1.80	05/07/2016
Mr. Reich	49,806	—		$0.30	03/23/2013
	90,084	—		$0.30	03/23/2013
	10,833	9,167	(3)	$1.62	11/16/2015
	12,760	74,740	(2)	$1.80	05/07/2016
Mr. Zohar	49,806	—		$0.30	03/23/2013
	125,038	—		$0.30	03/23/2013
	10,937	64,063	(2)	$1.80	05/07/2016

(1)	Each option vests and becomes exercisable over four years with 1/4th of the shares vesting on the first anniversary of the vesting commencement date and 1/48th of the shares vesting each month thereafter. Mr. Sabella’s vesting commencement date was December 1, 2004, and Mr. Wood’s vesting commencement date was April 20, 2005.

(2)	Each option vests and becomes exercisable in equal installments on a monthly basis over 48 months commencing on May 15, 2007.

(3)	The option vests and becomes exercisable in equal installments on a monthly basis over 48 months commencing on October 1, 2005.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2007, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2007

Option Awards
Number of
	Shares	Value
	Acquired	Realized on
	on Exercise	Exercise
Name	(#)	($)

Mr. Sabella	40,000	$161,600
Mr. Wood	87,500	$906,500
	62,500	$363,125
Mr. Chawla	—	—
Mr. Reich	—	—
Mr. Zohar	—	—

Post-Employment Compensation

None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Potential Payments upon Termination or Change-in-Control

We have entered into employment agreements with certain of our Named Executive Officers that require us to make payments upon termination or constructive termination either before or after a change in control of the Company. These arrangements are discussed below. In order to be eligible for any benefits, our executives must be terminated without cause or voluntarily terminate their employment for good reason. We have selected this trigger as we feel it is a customary term of executive employment at comparable companies. Additionally, we have provided enhanced benefits in the event that our executives are terminated within 12 months following a change in control. We believe that the enhanced benefits provided following a change in control are necessary to ensure that we can secure the service of our executives up to and through any potential change in control transaction. Unless otherwise indicated in the descriptions below, in each of these employment agreements, (1) “cause” is defined as one or more of the following events: (i) executive’s conviction of a felony, (ii) executive’s commission of any act of fraud with respect to the Company, (iii) any intentional misconduct by executive that has a materially adverse effect upon our business that is not cured by Executive within 30 days of a written notice, (iv) a breach by executive of any of executive fiduciary obligations as an officer that has a materially adverse effect upon our business that is not cured by executive within 30 days of a written notice, or (v) executive willful misconduct or gross negligence in performance of his duties, including executive’s refusal to comply in any material respect with the legal directives of such executive’s superior so long as such directives are not inconsistent with executive’s position or duties, that are not cured by executive within 30 days of a written notice; (2) “good reason” is defined as any one of the following events, which occurs without the executive’s consent: (i) reduction of the executive’s then current base salary, (ii) any material diminution of the executive’s duties, responsibilities or authority (excluding certain specific situations), or (iii) any requirement that the executive relocate to a work site more than 25 miles from our current location; and (3) “change in control” is defined as any of the following: (i) a sale or other disposition of all or substantially all the assets of the Company, (ii) a merger or other reorganization, in which our shareholders immediately prior to such transaction own less than 50% of the voting power of the surviving corporation, or (iii) any transaction or series of transactions, in which in excess of 50% of the Company’s voting power is transferred.

Douglas A. Sabella

The compensation payable to Mr. Sabella in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation with Good Reason or Termination Without Cause. In the event that Mr. Sabella resigns for good reason or is terminated without cause, Mr. Sabella is entitled to receive severance payments from the Company equal to twelve months of his then-current base salary payable in a lump sum payment and the payment of any and all bonuses that are due or payable at the time of such termination. In the event such resignation for good reason or termination without cause occurs within twelve months following a change in control, the vesting of Mr. Sabella’s stock options, granted pursuant to his employment agreement, shall also be accelerated in full.

Pursuant to his agreement, Mr. Sabella is subject to customary nondisclosure, confidentiality, non-competition covenants and a non-solicitation covenant that remains in effect during the term of employment and for one year following termination of employment.

If Mr. Sabella had been terminated on December 31, 2007, without cause or resigned for good reason, Mr. Sabella would have received from the Company a severance payment of $300,000 and a bonus payment equal to his 2007 bonus as determined by the Compensation Committee.

Albert J. Wood

The compensation payable to Mr. Wood in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation with Good Reason or Termination Without Cause. In the event that Mr. Wood resigns for good reason or is terminated without cause, Mr. Wood is entitled to receive severance payments from the Company equal to twelve months of his then-current base salary payable in a lump sum payment. In the event such resignation for good reason or termination without cause occurs within twelve months following a change in control, the vesting of Mr. Wood’s stock options, granted pursuant to his employment agreement, shall also be accelerated in full. Additionally, if Mr. Wood’s termination is effective after the end of the calendar year, but before he has been paid his performance bonus for that preceding year, then the Company will pay him as severance his performance bonus for the preceding year.

Pursuant to his agreement, Mr. Wood is subject to customary nondisclosure, confidentiality, non-competition covenants and a non-solicitation covenant that remains in effect during the term of employment and for one year following termination of employment.

If Mr. Wood had been terminated on December 31, 2007, without cause or resigned for good reason, Mr. Wood would have received a severance payment from the Company of $237,000.

Amit Chawla

The compensation payable to Mr. Chawla in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation with Good Reason or Termination Without Cause. In the event that Mr. Chawla is terminated without cause or resigns for good reason (provided that such a voluntary termination occurs within 30 days after the event which forms the basis for termination for good reason), Mr. Chawla is entitled to receive severance payments from the Company equal to six months of his then-current base salary payable monthly, continuation of medical benefits for a period of six months and acceleration of the vesting on his then-outstanding options by six months. In the event such resignation for good reason or termination without cause occurs within eighteen months following a change in control, the vesting of Mr. Chawla’s then outstanding stock options shall also be accelerated in full. However, if Mr. Chawla’s termination within eighteen months of a change in control is due to his willful misconduct or failure to substantially perform his duties after receiving written demands, then Mr. Chawla is only entitled to the acceleration of the vesting of 50% of his then-unvested shares subject to options. Mr. Chawla’s agreement defines change in control to mean any one of the following: (i) sale or other disposition of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation, (iii) a reverse merger involving the Company, in which the Company is the surviving corporation, but the shares of common stock of the Company are converted into other form of property, (iv) an acquisition by a person or group of people of more than 50% of securities of the Company representing at least 50% of the voting power, entitled to vote on election of directors, or (v) in the event that the individuals who, as of the effective date of Mr. Chawla’s employment agreement, were members of our Board cease to constitute at least 50% of our Board, provided that new members that were elected by the vote of at least 50% of the original Board shall be deemed to be part of the original Board.

Pursuant to his agreement, Mr. Chawla is subject to customary nondisclosure, confidentiality and non-competition covenants and a non-solicitation covenant that remains in effect during the term of employment and for one year following termination of employment.

If Mr. Chawla had been terminated on December 31, 2007, without cause or resigned for good reason, Mr. Chawla would have received a severance payment from the Company of $210,500, continuation of medical, dental and vision benefits for a period of six months and the acceleration of vesting on 10,937 shares of the Company’s common stock.

Pinhas Reich

The compensation payable to Mr. Reich in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation with Good Reason or Termination Without Cause. In the event that Mr. Reich resigns for good reason or is terminated without cause within eighteen months of a change in control, Mr. Reich is entitled to receive severance payments from the Company equal to six months of his then-current base salary payable monthly, continuation of medical benefits for a period of six months and full acceleration of the vesting on his then-outstanding options, provided that such acceleration shall not result in Mr. Reich having unvested shares in an amount less than the amount that would vest over the 12 month period following such termination. Mr. Reich’s agreement defines change in control to mean any one of the following: (i) sale or other disposition of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation, (iii) a reverse merger involving the Company, in which the Company is the surviving corporation, but the shares of common stock of the Company are converted into other form of property, (iv) an acquisition by a person or group of people of more than 50% of securities of the Company representing at least 50% of the voting power, entitled to vote on election of directors, or (v) in the event that the individuals who are, as of the effective date of such transaction, members of our Board cease to constitute at least 50% of our Board, provided, however, that new members that were elected by the vote of at least 50% of the original Board shall be deemed to be part of the original Board. Mr. Reich’s agreement defines cause as circumstances in which the Company is not required under the law to provide prior notice before terminating his employment, including each one of the following cases: (i) the Company has reasonable suspicion of a criminal offence having being committed in connection with Mr. Reich’s employment or the commission of an offence which contains an element of infamy, (ii) Mr. Reich’s breach of his duty of trust towards the Company or taking an action in conflict of interests, (iii) Mr. Reich’s breach of his covenants of confidentiality, non-competition, and intellectual property, which has not been amended within ten days after a written notice was given by us or, (iv) causing damage maliciously or negligently to our property.

Pursuant to Mr. Reich’s agreement termination by either party requires prior written notice of 90 days, unless such termination is conducted in circumstances that do not require prior notice under Israeli law.

Pursuant to his agreement, Mr. Reich is subject to customary nondisclosure, confidentiality and non-competition covenant and a non-solicitation covenant that remains in effect during the term of employment.

If Mr. Reich had been terminated on December 31, 2007, he would have been entitled to prior written notice of 90 days and would have been entitled to continue to receive from the Company the benefits of his employment including salary and vesting of his options during this 90 day period. Additionally, as the Company announced in February 2008, Mr. Reich has decided to retire, and effective April 15, 2008, Mr. Reich stepped down as our Vice

President of Global Sales and will continue to serve as a consultant to the chief executive officer through September 30, 2008.

Israel Zohar

The compensation payable to Mr. Zohar in the event of the termination of his employment agreement with us varies depending on the nature of the termination.

Resignation with Good Reason or Termination Without Cause. In the event that Mr. Zohar resigns for good reason or is terminated without cause within eighteen months of a change in control, Mr. Zohar is entitled to receive severance payments equal to six months of his then-current base salary payable monthly, continuation of medical benefits for a period of six months and full acceleration of the vesting on his then-outstanding options and other stock awards, provided that such acceleration shall not result in Mr. Zohar having unvested shares in an amount less than the amount that would vest over the 12 month period following such termination. Mr. Zohar’s agreement defines change in control to mean any one of the following: (i) sale or other disposition of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation, (iii) a reverse merger involving the Company, in which the Company is the surviving corporation, but the shares of common stock of the Company are converted into other form of property, (iv) an acquisition by a person or group of people of more than 50% of securities of the Company representing at least 50% of the voting power, entitled to vote on election of directors, or (v) in the event that the individuals who are, as of the effective date of such transaction, members of our Board cease to constitute at least 50% of our Board, provided, however, that new members that were elected by the vote of at least 50% of the original Board shall be deemed to be part of the original Board. Mr. Zohar’s agreement defines cause as circumstances in which the Company is not required under the law to provide prior notice before terminating his employment, including each one of the following cases: (i) the Company has reasonable suspicion of a criminal offence having being committed in connection with Mr. Zohar’s employment or the commission of an offense which contains an element of infamy, (ii) Mr. Zohar’s breach of his duty of trust towards the Company or taking an action in conflict of interests, (iii) Mr. Reich’s breach of his covenants of confidentiality, non-competition, and protection of intellectual property, which has not been amended within ten days after a written notice, or (iv) causing damage maliciously or negligently to our property.

Pursuant to Mr. Zohar’s agreement termination by either party requires prior written notice of 90 days, unless such termination is conducted in circumstances that do not require prior notice under Israeli law.

Pursuant to his agreement, Mr. Zohar is subject to customary nondisclosure, confidentiality and non-competition covenant and a non-solicitation covenant that remains in effect during the term of employment.

If Mr. Zohar had been terminated on December 31, 2007, he would have been entitled to prior written notice of 90 days and would have been entitled to continue to receive from the Company the benefits of his employment including salary and vesting of his options during this 90 day period.

Director Compensation

Following the 2008 Annual Meeting of Stockholders, we will provide cash compensation at a rate of $10,000 per year to each non-employee director for his services as a director. We will also pay the chairperson of the Audit Committee a fee of $35,000 per year, and each of the chairpersons of the Compensation, Nominating and Corporate Governance Committees a fee of $5,000 per year. We will also pay each non-chair committee member a fee of $5,000 per year. In addition, we will continue to reimburse our non-employee directors for all reasonable expenses incurred in attending meetings of the Board and its committees.

Our 2006 Plan provides for the automatic grant of options to purchase shares of common stock to our non-employee directors who are not our employees or consultants or who cannot exercise voting power over 10% or more of our common stock. Under the current applicable provisions of the 2006 Plan any new non-employee director will receive an initial option to purchase 15,000 shares of common stock and each non-employee director, commencing with our 2007 Annual Meeting of Stockholders, will receive an annual option grant to purchase 5,000 shares of our common stock. If Proposal 2 is approved, under the applicable provisions of the 2006 Plan, as amended, any new non-employee director will receive an initial option to purchase 25,000 shares of common stock and each non-employee director, commencing with our 2008 Annual Meeting of Stockholders, will receive an annual option grant to purchase 20,000 shares of our common stock. Annual grants vest in equal monthly installments over 48 months. Please refer to the section entitled “Proposal 2: Approval of an Amendment to the 2006 Equity Incentive Plan” for a more detailed explanation of the terms of these stock options.

Mr. Sabella, our President and Chief Executive Officer, is not separately compensated for his services as a member of the Board.

The following table shows for the fiscal year ended December 31, 2007 certain information with respect to the compensation of all non-employee directors of the Company:

Director Compensation for Fiscal 2007

	Fees
	Earned or	Stock		Option
	Paid in Cash	Awards(1)(2)		Awards(1)(2)		Total
Name	($)	($)		($)		($)

Giora Bitan	—	—		—		—
Bob L. Corey	50,000	—		69,388	(3)	119,388
Promod Haque	—	—		15,322	(4)	15,322
Morgan Jones(5)	—	—		—		—
Pascal Levensohn	—	—		15,322	(6)	15,322
Dror Nahumi	—	—		—		—
W. Michael West	—	1,030	(7)	931	(7)	1,961

(1)	Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123 (Revised 2004), Share-Based Payment (“SFAS No. 123(R)”), using the prospective transition method, which requires us to apply the provisions of SFAS No. 123(R) only to new awards granted, and to awards modified, repurchased or cancelled, after the effective date. The dollar amount in this column reflects the compensation expense reported by us calculated in accordance with SFAS No. 123(R), disregarding the estimated forfeiture and using Black-Scholes-Merton option pricing model. Prior to January 1, 2006, the Company accounted for options granted to employees and directors using the intrinsic-value based method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees (“APB25”), and Financing Accounting Standards Board (“FASB”) Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25 (“FIN 44”), and had adopted the disclosure only provisions of SFAS No. 123 Accounting for Stock-Based Compensation and SFAS No. 148, Accounting for Stock-Based — Compensation Transition and Disclosure using the minimum value method.

Assumptions used in the calculation of these amounts are included in Note 2(t), “Stock-Based Compensation” and Note 14, “Stockholders’ Equity,” in our notes to consolidated financial statements as set forth in our annual report on Form 10-K for fiscal year ended December 31, 2007 as filed with the SEC on March 14, 2008. These amounts do not purport to reflect the value that could be recognized by the Named Executive Officers upon sale of the underlying securities.

(2)	The following options were outstanding as of December 31, 2007: Mr. Corey, 52,500; Mr. Haque, 108,364; Mr. Levensohn, 15,000; and Mr. West, 15,000. Mr. West also had 10,000 restricted stock units outstanding as of December 31, 2007.

(3)	Consists of $54,066 and $15,322, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grants to Mr. Corey to purchase up to 37,500 shares of common stock on May 8, 2006, and 15,000 shares of common stock on April 4, 2007, in each case, calculated in accordance with SFAS No. 123(R).

(4)	Consists of $15,322, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. Haque to purchase up to 15,000 shares of common stock on April 4, 2007, calculated in accordance with SFAS No. 123(R).

(5)	Mr. Jones resigned from the Board in January 2007.

(6)	Consists of $15,322, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. Levensohn to purchase up to 15,000 shares of common stock on April 4, 2007 calculated in accordance with SFAS No. 123(R).

(7)	Consists of $931 and $1,030, representing the compensation expense incurred by us in fiscal year 2007 in connection with the option grant to Mr. West to purchase up to 15,000 shares of common stock on November 29, 2007, and the restricted stock unit award to Mr. West to purchase up to 10,000 shares of common stock on November 29, 2007, in each case, calculated in accordance with SFAS No. 123(R).

Grants of Options and Stock Awards to Directors

The following table sets forth each grant of options and each restricted stock award to our non-employee directors during 2007 under our 2006 Plan, together with the exercise price per share and grant fair value of each award computed in accordance with SFAS No. 123(R) using the Black-Scholes-Merton model. The restricted stock units granted to Mr. West will become exercisable over a four-year period with one quarter of the shares subject to the restricted stock unit grant vesting on each of the first, second, third and fourth anniversaries of the vesting commencement date. The options granted to Mr. West will become exercisable as to 25% of the shares subject to the option upon Mr. West’s one year of continuous services measured from the date of grant and the remaining shares in a series of 36 successive equal monthly installments measured from the first anniversary of the date of grant. The options granted to all other directors will become exercisable in a series of 48 successive equal monthly installments measured from the date of grant. The exercise price per share of all restricted stock units and options granted under the 2006 Plan is equal to the fair market value of a share of common stock on the date of grant. Restricted stock units and options granted under the 2006 Plan have a maximum term of ten years after the date of grant, subject to earlier termination upon a participant’s cessation of service.

2007 Grants of Options and Stock Awards to Directors

	Option Awards				Stock Awards
				Grant				Grant
				Date Fair		Stock	Stock	Date Fair
		Options	Option	Value of		Awards	Award	Value of
		Granted in	Exercise	Option		Granted in	Exercise	Stock
	Grant	2007	Price	Award	Grant	2007	Price	Award
Name	Date	(#)	($)	($)	Date	(#)	($)	($)

Giora Bitan	—	—	—	—	—	—	—	—
Bob L. Corey	04/04/2007	15,000	8.00	85,156.50	—	—	—	—
Promod Haque	04/04/2007	15,000	8.00	85,156.50	—	—	—	—
Morgan Jones	—	—	—	—	—	—	—	—
Pascal Levensohn	04/04/2007	15,000	8.00	85,156.50	—	—	—	—
Dror Nahumi	—	—	—	—	—	—	—	—
W. Michael West	11/29/2007	15,000	4.85	43,803	11/29/2007	10,000	—	48,500

Transactions With Related Persons

Related-Person Transactions policy and Procedures

Pursuant to our written Code of Conduct and Ethics, executive officers and directors are not permitted to enter into any transactions with our company without the approval of either our Audit Committee, pursuant to the provisions set forth in the Audit Committee charter, or our Board. In approving or rejecting such proposed transactions, the Audit Committee or Board, as applicable, shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee or Board, as applicable, including but not limited to the risks, costs, benefits to the company, the terms of the transactions, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee and/or Board shall approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee or Board determines in the good faith exercise of its discretion. The Company has designated a compliance officer to generally oversee compliance with the Code of Conduct and Ethics.

All of the transactions described below were entered into prior to the adoption of our Code of Conduct and Ethics. Instead, each of the following were approved by the Board.

Certain Related-Person Transactions

Information required by this Item is incorporated by reference to information set forth in the section entitled “Compensation Committee Interlocks and Insider Participation.”

We have entered into employment agreements with our current executive officers, as further described in the section entitled “Employment and Change of Control Severance Arrangements.”

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Liberty International Underwriters, an affiliate of LMIC, provides the first $5 million in Director and Officer Liability insurance for the period from April 2007 to April 2008. The total cost for this insurance was $145,000.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Veraz Networks, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Veraz Networks, Inc.’s Corporate Secretary at 926 Rock Avenue, San Jose, CA 95131, or by telephone at (408) 750-9400. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the 2008 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Albert J. Wood
Albert J. Wood
Secretary

April 28, 2008

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Corporate Secretary, Veraz Networks, Inc., 926 Rock Avenue, San Jose, CA 95131.

Appendix A

Veraz Networks, Inc.
2006 Equity Incentive Plan

Adopted by the Board: June 29, 2006
Approved by the Stockholders: March 22, 2007
Amended by the Board: April 22, 2008
Subject to Approval by the Stockholders:          , 2008
Termination Date: June 28, 2016

1.	General.

(a) Successor and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the Veraz Networks, Inc. 2001 Equity Incentive Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for issuance pursuant to the exercise of options or settlement of stock awards under the Prior Plan shall become available for issuance pursuant to Stock Awards granted hereunder. Any shares subject to outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement shall become available for issuance pursuant to Stock Awards granted hereunder. On the Effective Date, all outstanding stock awards granted under the Prior Plan shall be deemed to be stock awards granted pursuant to the Plan, but shall remain subject to the terms of the Prior Plan with respect to which they were originally granted. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c) Available Stock Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	Administration.

(a) Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(d). However, the Board may not delegate administration of the Non-Discretionary Grant Program.

(b) Powers of Board.  Except with respect to the Non-Discretionary Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 10(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(ix) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Administration of Non-Discretionary Grant Program.  The Board shall have the power, subject to and within the limitation of, the express provisions of the Non-Discretionary Grant Program:

(i) To determine the provisions of each Option to the extent not specified in the Non-Discretionary Grant Program.

(ii) To construe and interpret the Non-Discretionary Grant Program and the Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program or Option fully effective.

(iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.

(d) Delegation to Committee.

(i) General.  The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(e) Delegation to Officers.  The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(e), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 14(x)(iii) below.

(f) Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	Shares Subject to the Plan.

(a) Share Reserve.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of common stock of the Company that may be issued pursuant to Stock Awards under the Plan and the Israeli Sub-Plan shall be 2,657,359 shares; provided, however, that such share reserve shall be increased from time to time by the number of shares of Common Stock that (i) are issuable pursuant to stock awards outstanding under the Company’s Prior Plan as of the IPO Date, and (ii) but for the termination of the Prior Plan as of the IPO Date, would otherwise have reverted to the share reserve of the Prior Plan. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2009 and ending on (and including) January 1, 2016, in an amount equal to the lesser of (i) three percent (3%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) the number of shares of stock (not to exceed 3,000,000 determined by the Board of Directors. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.  If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) a Stock Award is settled in cash, (iv) if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 224,346 shares of Common Stock, plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 3(a).

(d) Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.	Eligibility.

(a) Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Non-discretionary Options granted under the Non-Discretionary Grant Program in Section 7 may be granted only to Eligible Directors.

(b) Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market

Value of the Common Stock on the date the Stock Award is granted covering more than one million five hundred thousand (1,500,000) shares of Common Stock.

(d) Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5.	Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b) Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 5(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d) Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request.

(ii) Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e) Vesting of Options Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g) Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j) Termination for Cause.  In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

(k) Non-Exempt Employees.  No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.	Provisions of Stock Awards other than Options.

(a) Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award

Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c) Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Term.  No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price.  Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market

Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv) Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Termination for Cause.  Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d) Performance Stock Awards.  A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. The maximum benefit to be received by any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of one million five hundred thousand (1,500,000) shares of Common Stock. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e) Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	Non-Discretionary Grants to Eligible Directors

(a) General.  The Non-Discretionary Grant Program in this Section 7 allows Eligible Directors to receive Nonstatutory Stock Options automatically at designated intervals over their period of Continuous Service on the Board.

(b) Eligibility.  The Stock Awards shall automatically be granted to all Eligible Directors who meet the specified criteria.

(c) Non-Discretionary Grants.

(i) IPO Awards.  Without any further action of the Board, each person who is serving as a Non-Employee Director on the IPO Date shall automatically be granted a Nonstatutory Stock Option (the “IPO Grant”) to purchase fifteen thousand (15,000) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(ii) Initial Awards.  Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted a Nonstatutory Stock Option (the “Initial Grant”) to purchase twenty-five thousand (25,000) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(iii) Annual Awards.  Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2007, each person who is then continuing as a Non-Employee Director shall be granted a Nonstatutory Stock Option (the “Annual Grant”) to purchase twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(d) Non-Discretionary Option Grant Provisions.

(i) Term.  No Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii) Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii) Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid by any combination of the methods of payment set forth below.

(1) by cash, check, bank draft or money order payable to the Company;

(2) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(3) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock; or

(4) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations (if any).

(iv) Termination of Continuous Service.  In the event that an Eligible Director’s Continuous Service terminates (other than upon the Eligible Director’s death or Disability or upon a Change in Control), the

Eligible Director may exercise his or her Option (to the extent that the Eligible Director was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Eligible Director’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(v) Extension of Termination Date.  If the exercise of the Option following the termination of the Eligible Director’s Continuous Service (other than upon the Eligible Director’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Eligible Director’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(vi) Disability of Eligible Director.  In the event that an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s Disability, the Option shall become fully vested and exercisable and the Eligible Director may exercise his or her Option, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate.

(vii) Death of Eligible Director.  In the event that (i) an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s death, or (ii) the Eligible Director dies within the three-month period after the termination of the Eligible Director’s Continuous Service for a reason other than death, then the Option shall become fully vested and exercisable and may be exercised by the Eligible Director’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Eligible Director’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death, or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Eligible Director’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

(viii) Termination Upon Change in Control.  In the event that an Eligible Director’s Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Eligible Director may exercise his or her Option (to the extent that the Eligible Director was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date twelve (12) months following the effective date of the Change in Control, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Eligible Director does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(ix) Vesting.  Options granted under the Non-Discretionary Grant Program shall vest as follows:

(1) IPO Grant.  The Initial Grant shall vest in a series of forty-eight (48) successive equal monthly installments during the Eligible Director’s Continuous Service over the four (4)-year period measured from the date of grant.

(2) Initial Grant.  The Initial Grant shall vest with respect to (i) twenty-five percent (25%) of the option shares upon the Eligible Director’s completion of one year of Continuous Service measured from the date of grant, and (ii) the balance of the option shares in a series of thirty-six (36) successive equal monthly installments during the Eligible Director’s completion of each additional month of Continuous Service over the three (3)-year period measured from the first anniversary of the date of grant.

(3) Annual Grant.  The Annual Grant shall vest in a series of forty-eight (48) successive equal monthly installments during the Eligible Director’s Continuous Service over the four (4)-year period measured from the date of grant.

(x) Early Exercise.  Each Option granted under the Non-Discretionary Grant Program shall include a provision whereby the Eligible Director may elect at any time before the Eligible Director’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

(xi) Corporate Transaction.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue outstanding Options granted under the Non-Discretionary Grant Program or substitute similar stock awards for such outstanding Options, then with respect to Options that have not been assumed, continued or substituted prior to the effective time of the Corporate Transaction, the vesting and exercisability of such Options shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Options shall terminate if not exercised at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Options shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(xii) Change in Control.  In the event that an Eligible Director (i) is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, or (ii) is removed from his or her position as a Non-Employee Director in connection with a Change in Control, the outstanding Options held by such Eligible Director shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

(xiii) Remaining Terms.  The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the terms of the Plan.

8.	Covenants of the Company.

(a) Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c) No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.	Miscellaneous.

(a) Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes);

(iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h) Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i) Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A.  To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.	Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); (iv) the class(es) and number of securities subject to each Option granted under the Non-Discretionary Grant Program under Section 7; and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation.  Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions shall apply to Stock Awards (except those granted under the Non-Discretionary Grant Program) in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) the payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards or with respect to all Participants.

(d) Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant. A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control. In the absence of such provisions, no such acceleration shall occur.

11.	Termination or Suspension of the Plan.

(a) Plan Term.  The Board may suspend or terminate the Plan at any time. Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.	Effective Date of Plan.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the Stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

13.	Choice of Law.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.	Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Annual Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(iii).

(c) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without the receipt of consideration” by the Company.

(f) “Cause” means with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(d).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Veraz Networks, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” means the Company’s principal executive officer and the three (3) other highest compensated officers of the Company, excluding the Company’s principal financial officer, for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 12.

(s) “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If the Common Stock is listed or traded on the Nasdaq Capital Market (formerly the Nasdaq Small Cap Market), the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(y) “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Initial Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(ii).

(aa) “IPO Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(i).

(bb) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(cc) “Israeli Sub-Plan” means the Company’s 2003 Israeli Share Option Plan.

(dd) “Non-Discretionary Grant Program” means the non-discretionary grant program in effect under Section 7 of the Plan.

(ee) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ff) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(gg) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(hh) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ii) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(kk) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ll) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(nn) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(oo) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(pp) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(qq) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Stock Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(rr) “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.

(ss) “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(tt) “Plan” means this Veraz Networks, Inc. 2006 Equity Incentive Plan.

(uu) “Prior Plan” means the Company’s 2001 Equity Incentive Plan as in effect immediately prior to the Effective Date.

(vv) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ww) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(yy) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aaa) “Securities Act” means the Securities Act of 1933, as amended.

(bbb) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(ccc) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ddd) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(eee) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(fff) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(ggg) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	To elect two directors to hold office until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified.

	Nominees:	FOR	WITHHELD FOR ALL
	01. Dror Nahumi 02. W. Michael West	☐	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

2.
To approve an amendment of the Veraz Networks, Inc. 2006 Equity Incentive Plan to (i) increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,200,000 shares, (ii) increase the initial grant of options to purchase shares of common stock to the Company’ s non-employee directors from 15,000 to 25,000 shares, and (iii) increase the annual grant of options to purchase shares of common stock to the Company’ s non-employee directors from 5,000 to 20,000 shares.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To ratify the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm of Veraz Networks, Inc. for its fiscal year ending December 31, 2008.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on May 29, 2008.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/vraz		TELEPHONE 1-866-540-5760
OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

PROXY
Veraz Networks, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Eric C. Schlezinger and Albert J. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Veraz Networks, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2008 Meeting of Stockholders of the Company to be held on May 30, 2008 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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